Exhibit 10.1

DEED OF OFFICE LEASE
By and Between
KBSIII 3003 WASHINGTON, LLC

a Delaware limited liability company

("Landlord")
and
KBS REALTY ADVISORS, LLC.,
a Delaware corporation

("Tenant")
* * * * * *
3003 Washington Boulevard,
Arlington, Virginia 22201

DEED OF OFFICE LEASE
THIS DEED OF OFFICE LEASE (this "Lease") is made as of the __29__ day of May, 2015 (the "Effective Date"), by and between KBSIII 3003 WASHINGTON, LLC, a Delaware limited liability company ("Landlord") and KBS REALTY ADVISORS, INC., a Delaware corporation ("Tenant"), who agree as follows:
1.    BASIC LEASE TERMS.
The following terms shall have the following meanings in this Lease:

a.	Premises:
5,046 rentable square feet of space located on the ninth (9th) floor of the Building, determined in accordance with the Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996, as outlined on the floor plan attached hereto as Exhibit A.

b.	Building:	The building and related improvements having a street address of 3003 Washington Boulevard, Arlington, Virginia 22201, containing approximately 215,106 rentable square feet of space.

c.	Commencement Date:	March 1, 2016

d.	Term	The period commencing on the Commencement Date and ending on August 31, 2019 (the "Lease Expiration Date"), unless earlier terminated in accordance with the terms of this Lease.

e.	Initial Annual Base Rent*:	$54.00 per rentable square foot
$270,000.00 per annum
$22,500.00 per month

[*subject to adjustments provided for in this Lease]

f.	Base Year:	Calendar Year 2016

g.	Tenant's Pro Rata Share	2.324%*
(Operating Expenses)

	Tenant's Pro Rata Share	2.324%*
(Real Estate Taxes)

[*subject to adjustments provided for in this Lease]

h.	Address for Notices:
	To Landlord:	KBSIII 3003 WASHINGTON, LLC c/o KBS Realty Advisors, Inc. 1909 K Street, N.W. Suite 340

	To Landlord:	Washington, D.C. 20006 Attention: Asset Manager

	To Tenant:	KBS Realty Advisors, Inc. 1909 K Street, N.W. Suite 340 Washington, D.C. 2006 Attention: Regional President

KBS Realty Advisors, Inc. 800 Newport Center Drive Suite 700 Newport Beach, CA 92660

Attention: Jim Chiboucas

i.	Landlord's Address for Payment
	of Rent:	KBS III 3003 Washington, LLC CL800102 PO Box 55008 Boston, MA 02205-5008

j.	Effective Date:	The first date on which this Lease has been executed and delivered by each party hereto, which date shall be the date of this Lease and set forth in the preamble hereof.

k.	Security Deposit:	$22,707.00
2.    PREMISES.
a.    Premises. In consideration of Tenant's agreement to pay Annual Base Rent (hereinafter defined) and Additional Rent (hereinafter defined) and subject to the covenants and conditions hereinafter set forth, Landlord hereby leases the Premises to Tenant and Tenant hereby hires and leases the Premises from Landlord, upon the terms and conditions set forth herein. The lease of the Premises to Tenant includes the non-exclusive right, together with other tenants of the Building and members of the public to use the common public areas of the Building and the land on which the Building is situated (the "Land"), but includes no other rights not expressly set forth herein.
b.    Improvements.
(i)    Except as otherwise expressly provided in the work agreement attached hereto as Exhibit B (the "Work Agreement"), Landlord shall deliver the Premises to Tenant, and Tenant shall accept the Premises, in its "AS-IS" condition as of the Commencement Date without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements or, to provide any allowance for same. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant's business therein or for any other purpose.
(ii)    Tenant shall, at Tenant's sole cost and expense, subject to the application of the Improvement Allowance (as defined in the Work Agreement), construct in the Premises the Tenant Improvements (as defined in the Work Agreement) in accordance with the terms and conditions of the Work Agreement.

3.    TERM AND COMMENCEMENT OF TERM.
a.Term. This Lease shall be in full force and effect as of the Effective Date. The term of this Lease (the "Term") shall commence on the Commencement Date and shall expire on August 31, 2019 (the "Lease Expiration Date"), unless earlier terminated in accordance with the terms of this Lease. Notwithstanding anything to the contrary contained herein, if, for any reason, Landlord is unable to deliver possession of the Premises on the Commencement Date set forth in Section 1 of this Lease, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but, rather, the Term shall commence upon, and the Commencement Date shall be, the date that possession of the Premises is so tendered to Tenant.
b.    Declaration. Reference is made to the form of Declaration of Commencement Date (the "Declaration") attached hereto as Exhibit C. At anytime following the Commencement Date, Landlord may, at Landlord's option, complete the Declaration and deliver same to Tenant for execution to confirm, among other things, the Commencement Date, the Lease Expiration Date and the Term. Tenant shall execute and return the Declaration to Landlord within five (5) days following Tenant's receipt of same. Failure to execute the Declaration shall not affect the commencement or expiration of the Term.
4.    RENT. Tenant covenants and agrees to pay as Rent (hereinafter defined) for the Premises the following amounts set forth in this Section 4 and as otherwise provided in this Lease. "Additional Rent" shall mean all costs, expenses, charges and other payments to be made by (or on behalf of) Tenant to Landlord (or to a third party if required under this Lease), other than Annual Base Rent (hereinafter defined), whether or not the same be designated as such. "Rent" or "rent" shall mean all Annual Base Rent and Additional Rent due hereunder.
a.    Annual Base Rent.
(i)    Commencing on the Commencement Date, and thereafter during the Term, Tenant shall pay annual base rent in the amounts set forth immediately below (the "Annual Base Rent"), which amounts shall be payable in equal monthly installments (the "Monthly Base Rent") as set forth immediately below:

Lease Year	Annual Base Rent Per Square Foot	Annual Base Rent	Monthly Base Rent
1	$54.00	$272,484.00	$22,707.00
2	$55.35	$279,296.00	$23,275.00
3	$56.73	$286,260.00	$23,855.00
4	$58.15	$293,425.00	$24,452.00
[*on an annualized basis]
All installments of Monthly Base Rent shall be payable in advance, on the Commencement Date and the first day of each calendar month thereafter during the Term, provided, however, that the first installment of Monthly Base Rent shall be due and payable upon Tenant's execution of this Lease. If the Commencement Date shall be a day other than the first day of a calendar month, (1) the Annual Base Rent for the first Lease Year shall be an amount equal to the sum of (x) the amount of Monthly Base Rent for the partial month in which the Commencement Date occurs, plus (y) the amount of the Annual Base Rent set forth in Section 1, above, and (2) Monthly Base Rent for such partial month shall be the prorated amount of the Monthly Base Rent payable hereunder during the first Lease Year, which proration shall be based upon the actual number of days of such partial month. The prorated Monthly Base Rent for such partial month shall be payable on the first day of the calendar month after the month in which the Commencement Date occurs. As used in this Lease, the term "Lease Year" means (A) each twelve (12)-month period commencing on the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, the first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth (12th) full calendar month following the

Commencement Date, and (B) each successive period of twelve (12) calendar months thereafter during the Term.
(ii).     Notwithstanding the terms of Section 4.a(i) above to the contrary, provided no Event of Default shall have occurred, Landlord hereby agrees to abate one hundred percent (100%) of each installment of Monthly Base Rent and Tenant's Pass-Through Costs (hereinafter defined) payable by Tenant for the period (the "Abatement Period") comprising the first three (3) full calendar months of the Term; it being understood that, if the Commencement Date is a day other than the first day of a calendar month, then the Abatement Period shall commence on the first day of the calendar month immediately following the calendar month in which the Commencement Date occurs and the Monthly Base Rent for the partial calendar month in which the Commencement Date occurs shall not be abated. On the day immediately following the last day of the Abatement Period, and thereafter throughout the Term, Tenant shall pay Landlord full Monthly Base Rent and Tenant's Pass-Through Costs in the amounts set forth in this Lease.
b.    Tenant's Pass-Through Costs.
(i)    As used in this Lease:
(1)    "Operating Expenses" shall mean any and all expenses, costs and disbursements of every kind and nature incurred by Landlord in connection with the ownership, management, operation, maintenance, servicing and repair of the Building and appurtenances thereto, the common areas thereof, and the Land, including, but not limited to employees' wages, salaries, welfare and pension benefits and other fringe benefits; payroll taxes; telephone service; painting of common areas of the Building; exterminating service; detection and security services; concierge services; sewer rents and charges; premiums for fire and casualty, liability, rent, workmen's compensation, sprinkler, water damage and other insurance; repairs and maintenance; building supplies; uniforms and dry cleaning; snow removal; the cost of obtaining and providing electricity, water and other public utilities to all areas of the Building; trash removal; janitorial and cleaning supplies; and janitorial and cleaning services; window cleaning; service contracts for the maintenance of elevators, boilers, HVAC and other mechanical, plumbing and electrical equipment; fees for all licenses and permits required for the ownership and operation of the Building; business license fees and taxes, including any taxes based on Landlord's rental income from the Building; the rental value of the management office maintained in the Building and the costs and expenses of furniture, fixtures, equipment and supplies used in connection therewith; all costs of operating, maintaining and replacing equipment in any health and fitness facility located in the Building; sales, use and personal property taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, repair, cleaning, safety and administration of the Building; legal fees; accounting fees relating to the determination of Operating Expenses and the tenants' share thereof and the preparation of statements required by tenant's leases; management fees, whether or not paid to any person having an interest in or under common ownership with Landlord; purchase and installation of indoor plants in the common areas; and landscaping maintenance and the purchase and replacement of landscaping services, plants and shrubbery; insurance policies or endorsements purchased to enable Landlord to repair, replace and re-commission the Building in a manner sufficient to obtain re-certification pursuant to any Green Agency Rating (hereinafter defined) (or, in the event the Building has not achieved any certification under any Green Agency Rating, such insurance that is purchased in order to facilitate rebuilding the Building upon a casualty so as to achieve such certification) or to support achieving energy and carbon reduction targets; all costs of maintaining, managing, reporting, commissioning and re-commissioning the Building (or any part thereof) to conform with the requirements of any Green Agency Rating, and all costs of applying, reporting and commissioning the Building (or any part thereof) to seek certification under any Green Agency Rating. If Landlord makes an expenditure for a capital improvement to the Building (or any portion thereof) by installing energy conservation or labor-saving devices to reduce Operating Expenses, or to comply with any Legal Requirement or Green Agency Rating pertaining to the Building, and if, under generally accepted accounting principles, such expenditure is not a current expense, then the cost thereof shall be amortized over a period equal to the useful life of such improvement, determined in accordance with generally accepted accounting principles, and the amortized costs allocated to each calendar year during the Term, together with an imputed interest amount calculated on the unamortized portion thereof using an interest rate of twelve percent (12%) per annum, shall be treated as an Operating Expense. In the event that any costs with respect to the operation and management of more than one building are allocated by Landlord among the Building and any other building, the costs so allocated to the Building shall be included in the calculation of Operating Expenses.
Notwithstanding the foregoing to the contrary, the following costs and expenses shall not be included in Operating Expenses:
(1)    Cost of repairs or other work occasioned by fire, windstorm or other casualty (exclusive of the amount of any commercially reasonable deductible or self-insured retention under insurance maintained by Landlord);
(2)    Leasing commissions payable by Landlord;
(3)    Costs incurred due to repairing, renovating, decorating, redecorating or otherwise improving space leased to any other tenant or tenants in the Building (provided, however, such costs shall be included in Operating Expenses to the extent incurred in connection with Landlord's general maintenance and repair obligations set forth in this Lease;
(4)    Non-cash items, such as deductions for depreciation or amortization, bad debt losses, rent losses and reserves of any kind;
(5)    Cost of capital improvements or other capital expenditures (that is, costs that would be capitalized, rather than expensed in one year, in accordance with generally accepted accounting principles) other than Permitted Capital Expenditures;
(6)    Expenses in connection with services or other benefits of a type which are not available to Tenant without specific additional charge therefor;
(7)    Any other cost or expense for which Landlord is reimbursed from any source, including, without limitation, insurance, or any other expense reimbursed by any other tenants (other than reimbursements made by tenants of the Building in payment of a tenant’s pro rata share of pass-throughs of Operating Expenses);
(8)    Fines, interest or penalties, incurred due to the late payments of Real Estate Taxes, utility bills and other costs incurred as a result of Landlord's failure to make such payments when due;
(9)    All amounts which would otherwise be included in Operating Expenses which are paid to any affiliate or subsidiary of Landlord, or any representative, employee or agent of same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;
(10)    Payments of principal, interest or any other financing or refinancing costs on any mortgages, deeds of trust encumbering Landlord's interest in the Building or other indebtedness incurred by Landlord, rentals or other amounts payable under any ground leases or underlying leases, vault space rentals (other than to the extent such vault space is used for purposes of base Building equipment or systems), or any penalties or late charges relating to any of the foregoing;
(11)    Costs incurred in connection with the sale or change of ownership of the Building or any condemnation of any part of the Building;
(12)    Amounts paid as charitable or political contributions;
(13)    Salaries, wages, or other compensation or benefits paid to employees of Landlord who are not assigned full-time to the operation, management, maintenance, or repair of the Building; provided however, (i) Operating Expenses shall include Landlord's reasonable allocation of wages, salary, or other compensation or benefits paid to any employee to the extent such employee is assigned or devotes services on a part-time basis to the operation, management, maintenance, or repair of the Building, and (ii) any salaries, wages or other compensation paid to officers or executives of Landlord or any employees of Landlord above the level of property manager or engineer shall not be included in Operating Expenses;

(14)    costs of marketing, advertising and public relations and promotional costs associated with the promotion or leasing of the Building; and
(15)    costs or expenses of acquiring sculpture, paintings or other works of art, other than normal building decorations customary in buildings comparable to the Building.
(2)    "Real Estate Taxes" shall mean all taxes, assessments and charges now or hereafter levied or assessed against Landlord, the Building or the Land (or any portion thereof and any improvements adjacent or appurtenant thereto) by the United States of America or the District of Columbia, or any political subdivision, public corporation, district or other political or public entity, including, without limitation: vault rents; franchise taxes; the Transportation Tax (Va. Code § 58.1-3221.3B); any tax, fee or excise on rents, on the square footage of the Premises, on the act of entering into this Lease, on the occupancy of Tenant, on account of the rent hereunder or the business of renting space; all assessments for schools, public betterments and general or local improvements (including without limitation, any payments to a business improvement district or similar entity). Real Estate Taxes shall also include (i) any other tax to the extent that such tax is imposed in lieu of or in addition to any of the foregoing described Real Estate Taxes; and (ii) reasonable legal fees, costs and disbursements incurred by Landlord in connection with any proceedings for appeal or reduction of any Real Estate Taxes.
(3)    "Tenant's Pro Rata Share (Operating Expenses)," as of the Effective Date, shall be as provided in Section 1 of this Lease, representing the ratio that the rentable area of the Premises bears to the total rentable area of the Building. If either the rentable area of the Premises or the total rentable area of the Building shall be increased or decreased, as reasonably determined by Landlord, Tenant's Pro Rata Share ( Operating Expenses) shall be adjusted accordingly.
(4)     "Tenant's Pro Rata Share (Real Estate Taxes)," as of the Effective Date, shall be as provided in Section 1 of this Lease, representing the ratio that the rentable area of the Premises bears to the total rentable area of the Building. If either the rentable area of the Premises or the total rentable area of the Building shall be increased or decreased, as reasonably determined by Landlord, Tenant's Pro Rata Share (Real Estate Taxes) shall be adjusted accordingly.
(5)    “Base Year” means Calendar Year 2016.
(ii)    If at any time during the Base Year, or during any subsequent calendar year ("Subsequent Year"), less than one hundred percent (100%) of the total rentable square feet of office space in the Building is occupied by tenants, the amount of Operating Expenses for the Base Year, or for any such Subsequent Year, as the case may be, shall be deemed to be the amount of Operating Expenses as reasonably estimated by Landlord that would have been incurred if the percentage of occupancy of the Building during the Base Year or any such Subsequent Year was one hundred percent (100%). If at any time during any calendar year, any part of the Building is leased to a tenant (hereinafter referred to as a "Special Tenant") who, in accordance with the terms of its lease, provides its own utilities, cleaning or janitorial services or other services or is not otherwise required to pay a share of Operating Expenses in accordance with the methodology set forth in this Section 4.b., and Landlord does not incur the cost of such services, Operating Expenses for such calendar year shall be increased by the additional costs for cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for cleaning and janitorial services and such other services for the space occupied by the Special Tenant, or if Landlord had included such costs in "operating expenses" as defined in the Special Tenant's lease.
(iii)    If, in any calendar year during the Term, commencing with calendar year 2016, the total amount of Operating Expenses exceeds the amount of Operating Expenses in the Base Year, then Tenant shall pay to Landlord, as Additional Rent, commencing on the first anniversary of the Commencement Date, an amount which is the product of (1) the amount of such increase in Operating Expenses, multiplied by (2) Tenant's Pro Rata Share (Operating Expenses). Tenant's Pro Rata Share (Operating Expenses) of increases in Operating Expenses for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share (Operating Expenses) of increases in Operating Expenses for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty-five (365). If in any calendar year during the Term, commencing with calendar year 2016, the amount of Real Estate Taxes exceeds the amount of Real Estate Taxes for the Base Year, then Tenant shall pay, as Additional Rent, commencing on the first anniversary of the Commencement Date, an amount which is the product of (x) the amount of such increase in Real Estate Taxes, multiplied by (y) Tenant's Pro Rata Share (Real Estate Taxes). Tenant's Pro Rata Share (Real Estate Taxes) of increases in Real Estate Taxes for any partial calendar year during the Term shall be determined by multiplying the amount of Tenant's Pro Rata Share (Real Estate Taxes) of increases in Real Estate Taxes for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Term and the denominator of which is three hundred sixty-five (365).
(iv)    Prior to or during each calendar year commencing with calendar year 2016, Landlord shall furnish to Tenant a statement of Landlord's estimate of Tenant's Pass-Through Costs for such calendar year. "Tenant's Pass-Through Costs" shall be an amount equal to the sum of (1) Tenant's Pro Rata Share (Operating Expenses) multiplied by the difference between Operating Expenses incurred during any calendar year during the Term, and Operating Expenses incurred in the Base Year; plus (2) Tenant's Pro Rata Share (Real Estate Taxes) multiplied by the difference between Real Estate Taxes for any calendar year during the Term and Real Estate Taxes incurred during the Base Year. Such statement shall show the amount of Tenant's Pass-Through Costs, if any, payable by Tenant for such calendar year pursuant to this Section 4.b. on the basis of Landlord's estimate. Commencing on the first anniversary of the Commencement Date and continuing on each monthly rent payment date thereafter until further adjustment pursuant to this Section 4.b.(iv), Tenant shall pay to Landlord one-twelfth (1/12) of the amount of said estimated Tenant's Pass-Through Costs. Within one hundred and twenty (120) days after the expiration of each calendar year during the Term, or as soon thereafter as is reasonably practicable, Landlord shall furnish to Tenant a statement (the "Expense Statement") showing the actual Operating Expenses and Real Estate Taxes for such calendar year. Subject to the terms of Section 4.b.(v), below, the Expense Statement shall be conclusive and binding on Tenant. In case of an underpayment, Tenant shall, within thirty (30) days after the receipt of such statement, pay to Landlord an amount equal to such underpayment. In case of an overpayment, Landlord shall credit the next monthly rental payment(s) by Tenant with an amount equal to such overpayment. Additionally, if this Lease shall have expired, Landlord shall apply such excess against any sums due from Tenant to Landlord and shall refund any remainder to Tenant within sixty (60) days after the expiration of the Term, or as soon thereafter as possible.
(v)    All monies received from Tenant as Tenant's Pass-Through Costs shall be received by Landlord to pay Operating Expenses and Real Estate Taxes of the Building and the Land. Notwithstanding the foregoing, Landlord shall have the right to commingle Tenant's Pass-Through Costs with other funds collected by Landlord. Tenant's obligation to pay Tenant's Pass-Through Costs pursuant to the provisions of this Section 4.c. shall survive the expiration or other termination of this Lease with respect to any period during the Term hereof and with respect to any holdover period of occupancy following the expiration of the Term. Notwithstanding anything contained in this Section 4.b. to the contrary, Landlord reserves the right, at any time in the future, to aggregate some or all of the Operating Expenses and/or Real Estate Taxes with the expenses and/or taxes, respectively, incurred in connection with the operation of all the Buildings in the Project, in which event Tenant’s Pro Rata Share (Operating Expenses) and/or Tenant's Pro Rata Share (Real Estate Taxes), as the case may be, will be adjusted appropriately, and equitably to reflect such aggregation.
c.    Payment of Rent. All Rent shall be paid in lawful money of the United States of America without deduction, diminution, set-off, counterclaim or prior notice or demand, at Landlord's Address for Payment of Rent provided in Section 1 of this Lease or at such other place as Landlord may hereafter designate in writing. All such payments shall be made by good checks payable to Landlord or such other person, firm or corporation as Landlord may hereafter designate in writing. No payment by Tenant or receipt and acceptance by Landlord of a lesser amount than the Monthly Base Rent or Additional Rent shall be deemed to be other than partial payment of the full amount then due and payable; nor shall any endorsement or statement on any check or any letter accompanying any check, payment of Rent or other payment, be deemed an accord and satisfaction; and Landlord may accept, but is not obligated to accept, such partial payment without prejudice to Landlord's right to recover the balance due and payable or to pursue any other remedy provided in this Lease or by law. If Landlord shall at any time or times accept Rent after it becomes due and payable, such acceptance shall not excuse a subsequent delay or constitute a waiver of Landlord's rights hereunder. Any Rent owed by Tenant to Landlord, including, without limitation, Annual Base Rent, Additional Rent, Tenant's Pass-Through Costs and Late Charges (hereinafter defined), which is not paid within five (5) days after the date such payment is due shall bear interest from the due date at a rate (the "Default Rate") equal to the lesser of (i) the prime rate on corporate loans quoted in the Wall Street Journal plus four percent (4%), or (ii) the highest interest rate permitted by law. In addition, if any amount of Rent required to be paid by Tenant to Landlord under the terms of this Lease is not paid within five (5) days after the date such payment is due, then in addition to paying the amount of Rent then due, Tenant shall pay to Landlord a late charge (the "Late Charge") equal to five percent (5%) of the amount of Rent then required to be paid. Payment of such Late Charge will not excuse the untimely payment of Rent. In the event Tenant makes any payment of Rent by check and said check is returned by the bank unpaid, Tenant shall pay to Landlord any and all charges assessed by the bank or payable by Landlord in connection therewith, plus the sum of One Hundred Dollars ($100.00), in addition to the Rent payment and any other charges provided for herein (including the Late Charge and interest at the Default Rate). Any interest, Late Charge and other amounts charged hereunder shall constitute Additional Rent.
d.    Separate Metering and Rent Reduction. Landlord may elect to discontinue the distribution or furnishing of electricity and/or water to the Premises if such services may feasibly be furnished directly to Tenant by the utility company supplying same. In the event of any such election by Landlord: (i) Landlord agrees to give reasonable advance notice of such discontinuance to Tenant; (ii) Landlord agrees to permit Tenant to receive electricity and/or water directly from the utilities supplying such service to the Building and to permit the existing feeders, risers, wiring, pipes and other facilities serving the Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable of carrying Tenant's requirements; (iii) Landlord agrees to pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant's meters; and (iv) the amount of Additional Rent payable in respect to the Operating Expenses shall be decreased appropriately to reflect such discontinuance. This Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under this Lease.
5.    SECURITY DEPOSIT.
a.    Upon Tenant's execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord a security deposit in the amount set forth in Section 1 hereof (the "Security Deposit") to be held by Landlord during the Term as collateral security (and not prepaid rent), for the payment of Annual Base Rent and Additional Rent and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. Landlord shall not be obligated to hold the Security Deposit in a separate account. Landlord shall not be required to pay any interest on the Security Deposit. If any sum payable by Tenant to Landlord shall be overdue and unpaid, or if Landlord makes any payment(s) on behalf of Tenant, or if Tenant fails to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may apply all or part of the Security Deposit to compensate Landlord for the payment of Annual Base Rent or Additional Rent, or any loss or damage sustained by Landlord to the extent permitted by this Lease. Tenant shall restore the Security Deposit to the original sum deposited immediately upon Landlord's demand. Provided that Tenant shall have made all payments and performed all covenants and agreements of this Lease, Landlord shall return the Security Deposit to Tenant (except to the extent of any portion of the Security Deposit which has been applied by Landlord and not restored by Tenant) within one hundred twenty (120) days after the expiration of this Lease or the vacation of the Premises by Tenant, whichever is later or as soon thereafter as possible.
b.    In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser or assignee of Landlord's interest in the Building, and upon notification of Tenant of such transfer Tenant shall look only to the new landlord for the return of the Security Deposit, and Landlord shall thereupon be released from all liability to Tenant for the return of the Security Deposit. Tenant hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the property, for accountability for the Security Deposit, unless said sums have actually been received by said mortgagee as security for Tenant's performance of this Lease. In the event of any permitted assignment of Tenant's interest in this Lease, the Security Deposit may, at Landlord's sole option, be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to Tenant with respect to the return of the Security Deposit.
6.    USE.
a.    Tenant covenants with Landlord not to use the Premises for any purpose other than general office use for the conduct of Tenant's business. Tenant shall not use the Premises or allow the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant, at Tenant's expense, shall comply with all laws, codes, rules, orders, ordinances, directions, regulations, and requirements of federal, state, county, and municipal authorities, now in force or which may hereafter be in force, which shall impose any duty upon Landlord or Tenant with respect to the condition, maintenance, use, occupation, operation or alteration of the Premises, or the conduct of Tenant's business therein, including, without limitation, the Americans with Disabilities Act of 1990, as amended (the "ADA"), and all regulations promulgated thereunder, all Environmental Laws (hereinafter defined), and all applicable zoning and recycling laws and regulations (all of the foregoing collectively referred to herein as the "Legal Requirements"). Tenant hereby agrees to indemnify and hold harmless Landlord and its agents, officers, directors and employees from and against any cost, damage, claim, liability and expense (including attorneys' fees) arising out of claims or suits brought by third parties against Landlord, its agents, officers, directors and employees alleging or relating to the failure of the Premises to comply with Legal Requirements, including without limitation, the ADA. Tenant shall not use or permit the Premises or any part thereof to be used in any manner that constitutes waste, nuisance or unreasonable disturbances to other tenants of the Building or for any disorderly, unlawful or hazardous purpose. Tenant covenants not to change Tenant's use of the Premises without the prior written approval of Landlord.
Tenant shall not put the Premises to any use, the effect of which use is reasonably likely to cause cancellation of any insurance covering the Premises or the Building, or an increase in the premium rates for such insurance. In the event that Tenant performs or commits any act, the effect of which is to raise the premium rates for such insurance, Tenant shall pay Landlord the amount of the additional premium, as Additional Rent payable by Tenant upon demand therefor by Landlord. The Premises shall not be used for any illegal purpose or in violation of any Legal Requirements or the regulations or directives of Landlord's insurance carriers, or in any manner which interferes with the quiet enjoyment of any other tenant of the Building. Tenant will not install or operate in the Premises any electrical or other equipment, other than such equipment as is commonly used in modern offices (specifically excluding mainframe computers), without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of Additional Rent in compensation for excess consumption of water, electricity and/or other utilities, excess wiring and other similar requirements, and any changes, replacements or additions to any base building system, as may be occasioned by the operation of said equipment or machinery.
b.    Tenant agrees to maintain the Premises, and any Alterations (hereinafter defined) therein, in good order, repair and condition during the Term at Tenant's sole cost and expense, and Tenant will, at the expiration or other termination of the Term, surrender and deliver the same and all keys, locks and other fixtures connected therewith (excepting only Tenant's personal property) in good order, repair and condition, as the same shall be at the Commencement Date, except as repaired, rebuilt, restored, altered or added to pursuant to this Lease, and except for ordinary wear and tear. Landlord shall have no obligation to Tenant to make any repairs in or to the Premises. Any and all damage or injury to the Premises, the Building or the Land caused by Tenant, or by any employee, agent, contractor, assignee, subtenant, invitee or customer of Tenant shall be promptly reported to Landlord and repaired by Tenant at Tenant's sole cost; provided, however, that Landlord shall have the option of repairing any such damage, in which case Tenant shall reimburse Landlord for all costs incurred by Landlord in respect thereof as Additional Rent within fifteen (15) days after Tenant receives Landlord's notice of such costs.

c.    Tenant shall not place a load upon the floor of the Premises exceeding the designated floor load capacity of the Building without Landlord's prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes.
7.    ASSIGNMENT AND SUBLETTING.
a.    Tenant shall not, without the prior written consent of Landlord (which consent may be granted or withheld by Landlord in its sole discretion except as expressly set forth below) in each instance: (i) assign or otherwise transfer this Lease or any of Tenant's rights hereunder, (ii) sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agent and invitees, or (iii) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided Landlord determines that the proposed assignee or subtenant (A) is of a type and quality consistent with the first-class nature of the Building which will use the Premises only for general office purposes, (B) has the financial capacity and creditworthiness to undertake and perform the obligations of this Lease or the sublease, (C) is not a governmental or quasi-governmental party or any party by whom any suit or action could be defended on the ground of sovereign immunity or diplomatic immunity and (D) will not impose any additional material burden upon Landlord in the operation of the Building (to an extent greater than the burden to which Landlord would have been had Tenant continued to use such part of the Premises). In addition, the following conditions must be satisfied at the time Tenant requests Landlord's consent to an assignment or sublease:
(1)    no Event of Default (hereinafter defined) exists and no event has occurred which, with notice and/or the passage of time, would constitute an Event of Default if not cured within the time, including any applicable grace period, specified herein;
(2)    Landlord receives at least thirty (30) days prior written notice of Tenant's intention to assign this Lease or sublet any portion of the Premises;
(3)    the proposed use or occupant of the Premises will not violate any agreement affecting the Premises or the Building;
(4)    Tenant submits to Landlord at least thirty (30) days prior to the proposed date of subletting or assignment whatever information Landlord reasonably requests in order to permit Landlord to make a judgment on the proposed subletting or assignment, including, without limitation, the name, business experience, financial history, net worth and business references of the proposed assignee or subtenant (and each of its principals), an in-depth description of the transaction, and the consideration delivered to Tenant for the assignment or sublease;
(5)    the proposed assignee or subtenant is not a tenant of the Building or a prospective tenant who, within the six (6) months prior to Tenant's request, has talked to Landlord or its brokers or agents about the possibility of leasing space in the Building;
(6)    Tenant has not requested approval of a sublease within the prior twelve (12) months and Tenant has not previously sublet any portion of the Premises; and
(7)    Tenant has paid to Landlord an administrative fee in the amount of One Thousand Dollars ($1,000.00) which shall be retained by Landlord whether or not such consent is granted.
b.    All proposed subleases and assignments shall be on Landlord's approved form of sublease or assignment, whichever is applicable; and shall contain, inter alia, the following provisions: (i)

any such assignment or sublease shall include an assumption by the assignee or subtenant, from and after the effective date of such assignment or sublease, of the performance and observance of the covenants and conditions to be performed and observed on the part of Tenant as contained in this Lease, and (ii) any such sublease or assignment shall specify that this Lease or sublease shall not be further assigned nor the Premises further sublet and shall specify that the term of such sublease shall not extend beyond one (1) day prior to the expiration of this Lease. The consent by Landlord to any assignment, transfer or subletting to any person or entity shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly agreed to in writing by Landlord (it being understood that Tenant shall remain primarily liable as a principal and not as a guarantor or surety), nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer or subletting in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance. Upon Landlord’s request and as a condition to Landlord’s consent to any assignment or sublease, Tenant and each assignee or subtenant, as applicable, shall execute Landlord’s then-current consent form, which, among other things, shall reaffirm the foregoing provisions of this Section 7.b. In addition to the administrative fee set forth above, Tenant shall reimburse Landlord upon demand, as additional rent, an amount equal to any and all third-party legal and/or accounting fees and expenses or other costs and expenses incurred by Landlord in connection with any assignment of this Lease or subletting of all or any portion of the Premises, whether or not Landlord consents to such assignment or subletting.
c.    In the event that Tenant assigns this Lease or sublets all or any portion of the Premises, Tenant shall pay to Landlord as Additional Rent, fifty percent (50%) of the difference between (i) all sums paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease after deducting Tenant’s reasonable, actual expenses of obtaining such assignment or subleasing, including, but not limited to, brokerage commissions, tenant improvement or other allowances or concessions granted and actually paid out by Tenant, advertising and marketing costs incurred, and legal fees (with all such expenses amortized on a straight-line basis over the term of the proposed sublease or over the term of the assignment), and (ii) the Annual Base Rent and Additional Rent paid by Tenant under this Lease and attributable to the portion of the Premises assigned or sublet.
d.    For purposes of this Section, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest or other form of ownership or control, or the issuance of new interests) by which an aggregate of more than forty-nine percent (49%) of the beneficial interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the Effective Date) shall be deemed an assignment of this Lease; provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities Exchange Act of 1934. Furthermore, the merger or consolidation of Tenant into or with any other entity, the sale of all or substantially all of Tenant's assets, or the dissolution of Tenant shall each be deemed to be an assignment within the meaning of this Section.
e.    Any assignment or subletting not in conformance with the terms of this Lease shall be void ab initio and shall, subject to the provisions of Section 16, constitute a default under the Lease.
f.    Upon receipt of the notice referred to in Section 7.a.(2), above, Landlord may, at its option, in lieu of approving or rejecting the proposed assignment or subletting, exercise all or any of the following rights by written notice to Tenant of Landlord's intent to do so within fifteen (15) business days of Landlord's receipt of Tenant's notice:
(i)    with respect to a proposed assignment of this Lease, the right to terminate this Lease on the effective date of proposed assignment as though it were the Lease Expiration Date;
(ii)    with respect to a proposed sublease of the entire Premises, the right to terminate this Lease on the effective date of the sublease as though it were the Lease Expiration Date;

(iii)    with respect to a proposed sublease of less than the entire Premises, but more than or equal to fifty percent (50%) of the Premises, as expanded from time to time, the right to terminate this Lease as to the portion of the Premises affected by such sublease on the effective date of the sublease, as though it were the Lease Expiration Date, in which case Tenant shall execute and deliver to Landlord an appropriate modification of this Lease, in form satisfactory to Landlord in all respects within ten (10) days of Landlord's notice of partial termination, which modification of this Lease shall provide that the number of rentable square feet of the Premises shall be decreased by, and the Monthly Base Rent and Additional Rent payable by Tenant hereunder shall be adjusted in proportion to, the number of rentable square feet of the Premises affected by such termination, as determined by Landlord; or
(iv)    with respect to a proposed sublease for more than seventy-five percent (75%) of the remaining portion of the Term, the right to sublet the portion of the Premises from Tenant upon the same terms and conditions (including Annual Base Rent and Additional Rent) set forth in this Lease for the term of the proposed sublease.
g.    If Landlord exercises any of its options under Section 7.f., above, Landlord may then lease (or sublease) the Premises or any portion thereof to Tenant's proposed assignee or subtenant, as the case may be, without any liability whatsoever to Tenant.
h.    Upon any assignment of this Lease or sublease of any portion of the Premises, any and all option rights, rights of first refusal, rights of first negotiation, and expansion rights shall terminate, it being understood that any and all such rights are personal to Tenant named herein (and not to any assignee or subtenant) and are not appurtenant to the Premises or this Lease. Further, Tenant shall not have the right to exercise any such rights unless Tenant (and not any assignee or subtenant of Tenant) shall be in occupancy of all of the Premises at the time of the exercise of any such right.
i.    Notwithstanding any consent by Landlord to an assignment or subletting, Tenant shall remain primarily liable for the performance of all covenants and obligations contained in this Lease. Each assignee approved by Landlord shall also automatically become liable for all of the obligations of Tenant under this Lease. Each subtenant approved by Landlord shall automatically become liable for the obligations of Tenant under this Lease relating to the sublet space (other than the payment of Rent). Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant and/or against any assignee or sublessee without proceeding in any way against any other person. Collection or acceptance of Annual Base Rent or Additional Rent from any such assignee, subtenant or occupant shall not constitute a waiver or release of Tenant from the terms of any covenant or obligation contained in this Lease, nor shall such collection or acceptance in any way be construed to relieve Tenant from obtaining the prior written consent of Landlord to such assignment or subletting or any subsequent assignment or subletting.
8.    IMPROVEMENTS AND FIXTURES.
a.    Tenant shall neither make nor allow any alterations, decorations, replacements, changes, additions or improvements (collectively referred to as "Alterations") to the Premises or any part thereof that will or may affect the mechanical, electrical, plumbing, HVAC or other systems or the exterior or structure of the Building, without the prior written consent of Landlord, which may be withheld by Landlord in its sole discretion. Tenant shall not make or allow any other kind of Alterations to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All of such Alterations, structural or otherwise, must conform to such construction rules and regulations as are established from time to time by Landlord. All Alterations must be performed in a good and workmanlike manner, must comply with all Legal Requirements, shall not require any changes to or modifications of any of the mechanical, electrical, plumbing, HVAC or other systems or the exterior or structure of the Building, and shall otherwise be constructed in strict accordance with the terms and conditions of this Section 8. If any Alterations made by or on behalf of Tenant requires Landlord to make any alterations or improvements to any part of the Building in order to comply with Legal Requirements, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements. Prior to undertaking any Alterations in the Premises,

Tenant shall furnish to Landlord duplicate policies or certificates evidencing compliance by Tenant's contractors and subcontractors with the insurance requirements of Section 12 of this Lease.
b.    It is understood and agreed by Landlord and Tenant that any Alterations undertaken in the Premises shall be constructed at Tenant's sole expense. The costs of Alterations shall include, without limitation, the cost of all architectural work, engineering studies, materials, supplies, plans, permits and insurance. If requested by Landlord, Tenant shall provide to Landlord satisfactory evidence of Tenant's ability to pay for such Alterations (including, but not limited to, a payment or performance bond). No consent by Landlord to any Alterations shall be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialman's liens which may be filed in respect to such Alterations made by or on behalf of Tenant. If Landlord gives its consent as specified in Section 8.a. above, Landlord may impose as a condition to such consent such requirements as Landlord may deem necessary or desirable, in its sole discretion exercised in good faith, including, without limitation, the right to approve the plans and specifications for any work, the supervision of the work by Landlord or its agents or by Landlord's architect or contractor, the payment to Landlord or its agents, architect or contractor of a construction supervision fee in connection therewith, and the right to require security for the full payment of any work and the right to impose requirements as to the manner in which or the time or times at which work may be performed. Landlord shall also have the right to approve the contractor or contractors who shall perform any Alterations, repairs in, to or about the Premises and to post notices of non-responsibility and similar notices, as appropriate. In addition, immediately after completion of any Alterations, Tenant shall assign to Landlord any and all warranties applicable to such Alterations and shall provide Landlord with as-built plans of the Premises depicting such Alterations.
c.    Tenant shall keep the Premises free from any liens arising out of any work performed on, or materials furnished to, the Premises, or arising from any other obligation incurred by Tenant. If any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to timely discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the installment of rent next becoming due; it being expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Tenant shall indemnify and hold harmless Landlord, the Premises and the Building from and against any and all expenses, liens, claims, actions or damages to person or property in connection with any such lien or the performance of such work or the furnishing of such materials. Tenant shall be obligated to, and Landlord reserves the right to, post and maintain on the Premises at any time such notices as shall in the reasonable judgment of Landlord be necessary to protect Landlord against liability for all such liens or actions.
d.    Any Alterations of any kind to the Premises or any part thereof, except Tenant Lines and Tenant's furniture and moveable trade fixtures, shall at once become part of the realty and belong to Landlord and shall be surrendered with the Premises, as a part thereof, at the end of the Term hereof; provided, however, that Landlord may, by written notice to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove any Alterations (including, without limitation, all Tenant Lines) and to repair any damage to the Premises caused by such removal, all at Tenant's sole expense. Any article of personal property, including business and trade fixtures, not attached to or built into the Premises, which were installed or placed in the Premises by Tenant at its sole expense, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term as long as Tenant is not in default hereunder and provided that Tenant repairs any damage to the Premises or the Building caused by such removal.
e.    All voice, data, video, audio, and other low-voltage control transport system cabling and/or cable bundles installed in the Building by Tenant (or by Landlord in connection with this Lease and for the benefit of Tenant) (collectively, "Tenant Lines") shall be (a) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (b) labeled every 3 meters with Tenant’s name and origination and destination points; (c) installed in accordance with all EIA/TIA standards and the National Electric Code; (d) installed and routed in accordance with a routing plan showing "as built" or "as installed" configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing if applicable, and such other information as Landlord may request. The routing plan shall be available to Landlord and its agents at the Building upon request. Upon Landlord's written request and at Tenant's sole cost and expense, Tenant shall cause all Tenant Lines (or such Tenant Lines as Landlord shall request) to be removed at the expiration or earlier termination of this Lease; provided, however, Landlord, at Landlord's option, shall have the right to cause such Tenant Lines to be removed at the expiration of the Term, or earlier termination of this Lease, and in such event, Tenant shall reimburse Landlord (within ten (10) days following Landlord's demand) for all costs and expenses incurred by Landlord in connection therewith.
9.    UTILITIES AND SERVICES.
a.    Landlord shall furnish the following utilities and services to the Premises: electric current (for lighting and operation of normal desk-type office machines); hot and cold water; lavatory supplies; heat and air-conditioning service (“HVAC Services”) during the appropriate seasons of the year as reasonably required; elevator service; and trash removal, cleaning and janitorial service. HVAC Services shall be provided to the Premises only during Normal Business Hours (hereinafter defined). As used herein, the term "Normal Business Hours" means Monday through Friday 8:00 a.m. to 6:00 p.m., and Saturday 9:00 a.m. to 1:00 p.m., excluding Holidays. As used herein, the term "Holidays" shall mean New Year's Day, Martin Luther King's Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day, Christmas Day and any other federal holidays which Landlord may elect to recognize from time to time. At times other than the Normal Business Hours and days aforesaid, HVAC Services shall be provided to Tenant upon at least twenty-four (24) hours prior notice from Tenant, and upon payment by Tenant of the hourly charge established by Landlord from time to time for each hour (or a portion thereof) of after-hours usage. All Building standard light bulbs and tubes in the Premises shall be replaced by Landlord and the cost thereof shall be included in Operating Expenses. In addition, Landlord may impose a reasonable additional charge for any additional or unusual services required to be provided by Landlord to Tenant because of the carelessness of Tenant, the nature of Tenant's business or the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Tenant's normal cleaning of the Premises. In the event that Landlord must temporarily suspend or curtail services because of accident and repair, Landlord shall have no liability to Tenant for such suspension or curtailment or due to any restrictions on use arising therefrom or relating thereto, and Landlord shall proceed diligently to restore such service. No interruption or malfunction of any such services shall constitute an actual or constructive eviction or disturbance of Tenant's use and possession of the Premises, the Building or the parking garage or parking areas in or around the Building or constitute a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rent) or grant Tenant any right of setoff or claim against Landlord or constitute a constructive or other eviction of Tenant. In the event of any such interruption, Landlord shall use reasonable diligence to restore such services.
b.    Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electric data processing machines, punch card machines and machines using current in excess of 5 watts per square foot of useable area in the Premises per month, as determined by Landlord or which will in any way increase the amount of the electricity or water which would otherwise be furnished or supplied by Landlord for the permitted use of the Premises under this Section 9; and Tenant will not connect to electric current any apparatus or device for the purpose of using electric current or water, except through existing electrical outlets in the Premises or water pipes. If Tenant shall require water or electricity in excess of that which is otherwise furnished or supplied by Landlord for the permitted use of the Premises, Tenant shall first secure the written consent of Landlord for the use thereof, which consent Landlord may refuse in its absolute discretion. Landlord may condition its consent upon the requirement that a water meter or electric current meter be installed in the Premises, so as to measure the amount of water and electric current consumed for any such excess use. The cost of such meters and installation, maintenance and repair thereof, the cost of any such excess utility use as shown by said meter, the cost of any new or additional utility installations, including, without limitation, wiring and plumbing, resulting from such excess utility use, and the cost of any additional expenses incurred in keeping count of such excess utility use shall be paid by Tenant promptly upon demand by Landlord or, if Tenant is billed separately therefor, promptly upon receipt of a bill for same. Whenever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.
c.    Tenant shall have the right to install and operate in the Premises personal computers and other electrically-operated office equipment normally used in modern offices. Tenant shall not install equipment of any kind or nature whatsoever nor engage in any practice or use which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, electrical system, floor load capacities, or other mechanical or structural system of the Premises or the Building without first obtaining the prior written consent of Landlord, which consent may be conditioned upon, but not limited to, Tenant first securing at its expense additional capacity for any said service in the Building; provided, however, Tenant shall be responsible for paying for any excess utility consumption arising from any such change, replacement, use or addition, such payments to be based on Landlord's reasonable estimate or, at Landlord's option, a submeter or similar device to measure such usage (said device to be installed at Tenant's expense). Additionally, in the event that Landlord reasonably determines that Tenant's electrical consumption exceeds standard office use, Tenant shall pay the amount of such excess electrical consumption, as reasonably determined by Landlord, within thirty (30) days after demand therefor. Machines, equipment and materials belonging to Tenant which cause vibration, noise, cold, heat, fumes or odors that may be transmitted outside of the Premises to such a degree as to be objectionable to Landlord in Landlord's sole opinion or to any other tenant in the Building shall be treated by Tenant at its sole expense so as to eliminate such objectionable condition, and shall not be allowed to operate until such time as the objectionable condition is remedied to Landlord's satisfaction.
d.    In addition to Tenant's compliance with Legal Requirements, Tenant shall comply, at its sole cost and expense, with any program established by Landlord for tenants of the Building regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products") including, but not limited to, the separation of such waste products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Landlord. Landlord reserves the right (i) to refuse to accept from Tenant any waste products that are not prepared for collection in accordance with Legal Requirements or the rules and regulations established by Landlord, (ii) to require Tenant to arrange for waste product collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord, and (iii) to require Tenant to pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with any Legal Requirements.
e.    Tenant shall be provided with access to the Building and the Premises twenty-four (24) hours a day, 365 days a year, subject to Legal Requirements and events of Force Majeure. The Building's main entrance doors shall be equipped with a card reader security system or other similar security access system. On the Commencement Date, Landlord shall make available to Tenant a reasonable number of access cards for such access system within the Premises at no cost to Tenant. Tenant shall be responsible for the cost of any additional or replacement access cards requested by Tenant. Landlord shall not be responsible for the quality, action or inaction of the Building’s or Premises’ access system or for any damage or injury to Tenant, its employees, agents, invitees or their respective property resulting from any failure, action or inaction of the Building’s and/or Premises’ access systems.
f.     Landlord initially shall install Building-standard suite entry signage bearing Tenant's name in the Building-standard location adjacent to the main entrance to the Premises. All attributes of the suite entry signage shall be subject to (a) the Building-standard guidelines for such signage; and (b) Landlord's prior approval of same. In addition, Landlord, at Landlord's sole cost, initially shall provide Tenant with Tenant's proportionate share of directory strips bearing Tenant's name in the directory board located in the main lobby of the Building.

10.    RIGHTS OF LANDLORD.
a.    Landlord reserves the following rights: (i) to change the name or street address of the Building with thirty (30) days prior notice to Tenant; (ii) to approve the design, location, number, size and color of all signs or lettering on the Premises or visible from the exterior of the Premises; (iii) to have pass keys and/or access cards to the Premises and key codes or cards for the telephone access system installed by Tenant; (iv) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building; (v) to enter the Premises at any reasonable time for inspection upon reasonable prior notice to Tenant (which notice may be oral), or at any time, without prior notice, in the event of any emergency; to supply any service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers or tenants; to post notices of non-responsibility; to affix and display "For Rent" signs; and to make repairs, alterations, additions or improvements to the Premises or the Building; and (vi) to approve the design, location, number, size and color of all signs located on the exterior of the Building.
b.    Without limiting the generality of the provisions of Section 10.a., above, at any time during the Term of this Lease, Landlord shall have the right to remove, alter, improve, renovate or rebuild the common areas of the Building (including, but not limited to, the lobby, hallways and corridors thereof), and to install, repair, replace, alter, improve or rebuild in the Premises, other tenants' premises and/or the common areas of the Building (including the lobby, hallways and corridors thereof), any mechanical, electrical, water, sprinkler, plumbing, heating, air conditioning and ventilating systems, at any time during the Term of this Lease. In connection with making any such installations, repairs, replacements, alterations, additions and improvements under the terms of this Section 10, Landlord shall have the right to access through the Premises as well as the right to take into and upon and through the Premises or any other part of the Building, all materials that may be required to make any such repairs, replacements, alterations, additions or improvements, as well as the right in the course of such work to close entrances, doors, corridors, elevators or other facilities located in the Building or temporarily to cease the operations of any services or facilities therein or to take portion(s) of the Premises reasonably necessary in connection with such work, without being deemed or held guilty of an eviction of Tenant. Landlord shall have the right to install, use and maintain pipes and conduits in and through the Premises, including, without limitation, telephone and computer installations.
c.    Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from Landlord's exercise of any rights under this Section 10, all claims against Landlord for any and all such liability being hereby expressly released by Tenant. Landlord shall not be liable to Tenant for damages by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers or clients of Tenant. The Rent reserved herein shall not abate while Landlord's rights under this Section 10 are exercised, and Tenant shall not be entitled to any set-off or counterclaims for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by Tenant.
d.    Landlord shall have the right to use any and all means which Landlord may deem proper to open all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, in any emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.
11.    LIABILITY.
a.    Landlord and its trustees, officers, directors, members, agents and employees, Landlord's mortgagees and Landlord's representatives (collectively, the "Landlord Parties") assume no liability or responsibility whatsoever with respect to the conduct or operation of the business to be conducted in the Premises and shall have no liability for (i) any claim of loss of business or interruption of operations (or any claim related thereto), or (ii) any accident to or injury to any person or persons or property in or about the Premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said Premises. Landlord and Landlord Parties shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests (collectively, the “Tenant Parties”) for any damage, compensation or claim arising out of or related to managing the Premises or the Building, repairing any portion of the Premises or the Building, the interruption in the use of the Premises, accident or damage resulting from the use or operation (by Landlord or any Landlord Parties) or failure of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the Premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of portion of the Premises or the Building, or from water, rain or snow that may leak into or flow from any part of the Premises or the Building, or from any other cause whatsoever. In no event shall Landlord or Landlord Parties be liable for punitive or consequential damages, nor shall Landlord or Landlord Parties be liable with respect to utilities furnished to the Premises, or the lack of any utilities. Any goods, property or personal effects, stored or placed by Tenant or Tenant Parties in or about the Premises or in the Building, shall be at the sole risk of Tenant, and Landlord and Landlord Parties shall not in any manner be held responsible therefor. The agents and employees of Landlord are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and if any such agent or employee receives any such package or articles, such agent or employee shall be the agent of Tenant for such purposes and not of Landlord.
b.    Tenant hereby agrees to indemnify and hold Landlord and Landlord Parties harmless from and against any cost, damage, claim, liability or expense (including attorneys' fees) incurred by or claimed against Landlord and Landlord Parties, directly or indirectly, as a result of or in any way arising from (i) the use and occupancy of the Premises by Tenant or Tenant Parties or in any other manner which relates to the business of Tenant, including, but not limited to, any cost, damage, claim, liability or expense arising from any violation of any zoning, health, environmental or other law, ordinance, order, rule or regulation of any governmental body or agency; (ii) the negligence or willful misconduct of Tenant or Tenant Parties; (iii) any default, breach or violation of this Lease by Tenant; or (iv) injury or death to individuals or damage to property sustained in or about the Premises.
c.    Notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree that in the event that the Building, the Premises or the contents thereof are damaged or destroyed by fire or other casualty, each party hereto waives its rights, if any, against the other party with respect to such damage or destruction to the extent such damage or destruction is covered under the property insurance policy(ies) of the party waiving such rights (or would have been covered had the party waiving such rights carried the property insurance required hereunder to be carried by such party); provided however, if any fire or other casualty caused by Tenant shall have damaged or destroyed any part of the Building or the contents thereof, Tenant shall be responsible for any deductible amount under Landlord's property insurance policy(ies). All policies of fire and/or extended coverage or other insurance covering the Premises or the contents thereof obtained by Landlord or Tenant shall contain a clause or endorsement providing in substance that (i) such insurance shall not be prejudiced if the insureds thereunder have waived in whole or in part the right of recovery from any person or persons prior to the date and time of loss or damage, if any, and (ii) the insurer waives any rights of subrogation against Landlord (in the case of Tenant's insurance policy) or Tenant (in the case of Landlord's insurance policy), as the case may be.
12.    INSURANCE.
a.    Tenant's Insurance. Tenant, at Tenant's sole cost and expense, agrees to keep in full force and effect at all times during the Term of this Lease:
(i)    Commercial general liability insurance which insures against claims for bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises and the Building. Such insurance shall afford, at a minimum, the following limits:

Each Occurrence	$1,000,000
General Aggregate	2,000,000
Products/Completed Operations Aggregate	1,000,000
Personal and Advertising Injury Liability	1,000,000

Fire Damage Legal Liability	100,000
Medical Payments	5,000
Any general aggregate limit shall apply on a per location basis. Tenant's commercial general liability insurance shall name Landlord and any Landlord Parties designated by Landlord as additional insureds. This coverage shall be written on the most current ISO CGL form, shall include blanket contractual, premises-operations and products-completed operations and shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a standard separation of insureds provision.
(ii)    Business automobile liability insurance covering owned, hired and non-owned vehicles with limits of $1,000,000 combined single limit per occurrence.
(iii)    Workers' compensation insurance in accordance with the laws of the state in which the Premises are located with employer's liability insurance in an amount not less than $1,000,000.
(iv)    Umbrella/excess liability insurance, on an occurrence basis, that applies excess of the required commercial general liability, business automobile liability, and employer's liability policies with the following minimum limits:

Each Occurrence	$5,000,000
Annual Aggregate	$5,000,000
These limits shall be in addition to and not including those stated for the underlying commercial general liability, business automobile liability, and employers liability insurance required herein. Such excess liability policies shall name Landlord and any Landlord Parties designated by Landlord as additional insureds.
(v)    All risk property insurance including theft, sprinkler leakage and boiler and machinery coverage on all of Tenant's trade fixtures, furniture, inventory and other personal property owned by Tenant and located in or about the Premises or the Building, and on any Alterations, all for the full replacement cost thereof. Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of any Alterations. Landlord shall be named as loss payee with respect to any Alterations.
(vi)    Business income and extra expense insurance with limits not less than one hundred percent (100%) of all charges payable by Tenant under this Lease for a period of twelve (12) months.
b.    Tenant's Insurer Rating; Certification of Insurance. All policies required to be carried by Tenant hereunder shall be issued by and binding upon an insurance company licensed to do business in the state in which the Building is located with a rating of at least "A - X" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord. Tenant shall not do or permit anything to be done that would invalidate the insurance policies required herein. Liability insurance maintained by Tenant shall be primary coverage without right of contribution by any similar insurance that may be maintained by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to delivery or possession of the Premises and ten (10) days following each renewal date. Certificates of insurance shall name Landlord and any Landlord Parties designated by Landlord as additional insureds on liability policies and Landlord is named as loss payee on the property insurance as stated in Section 12.a.(v) above. Further, the certificates of insurance must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days' prior written notice to Landlord.
(i)    In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant in this Lease, prior to the Commencement Date and thereafter during the Term, within ten (10) days following Landlord's request thereof, and thirty (30) days prior to the expiration of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable upon written invoice thereof.
(ii)    The limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant or relieve Tenant of any obligation thereunder, except to the extent provided for under Section 11.c, above. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.
(iii)    Tenant insurance requirements stipulated in Section 12.a., above, are based upon current industry standards. Landlord reserves the right to require additional coverage or to increase limits as industry standards change.
c.    Contractors' Insurance. Should Tenant engage the services of any contractor to perform work in the Premises, Tenant shall ensure that such contractor carries commercial general liability, business automobile liability, umbrella/excess liability, worker's compensation and employers liability coverages in substantially the same amounts as are required of Tenant under this Lease. Contractor shall name Landlord and any Landlord Parties designated by Landlord as additional insureds on the liability policies required hereunder. All policies required to be carried by any contractor shall be issued by and binding upon an insurance company licensed to do business in the state in which the Property is located with a rating of at least "A - X" or better as set forth in the most current issue of Best's Insurance Reports, unless otherwise approved by Landlord. Certificates of insurance, acceptable to Landlord, evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord prior to the commencement of any work in the Premises. Further, the certificates must include an endorsement for each policy whereby the insurer agrees not to cancel, non-renew, or materially alter the policy without at least thirty (30) days' prior written notice to Landlord. The above requirements shall apply equally to any subcontractor engaged by contractor.
13.    FIRE OR CASUALTY.
a.If the Premises or any part thereof shall be damaged by fire or any other cause, Tenant shall give prompt notice thereof to Landlord. If, in the reasonable judgment of Landlord's architect, restoration of the Premises is feasible within a period of twelve (12) months from the date of the damage, and provided such damage was not caused by Tenant, its agents, servants or invitees, Landlord shall restore the Premises to the condition existing as of the Commencement Date, provided that adequate insurance proceeds are made available to Landlord. Tenant agrees to make all proceeds of Tenant's insurance policies available to Landlord in accordance with Tenant's insurance obligations set forth in Section 12, above. In addition, Tenant shall repair and restore, at Tenant's sole expense, all Alterations, furniture, fixtures and other property of Tenant located in the Premises prior to such casualty. If, as a result of such casualty, the Premises are rendered untenantable, in whole or in part, and Tenant ceases to occupy the whole or such part of the Premises during the restoration of such portion of the Premises, the Monthly Base Rent and Additional Rent hereunder shall be abated to the extent and for the period that the Premises (or portion thereof) are rendered untenantable; provided, however, that if such damage or destruction shall result from the act or omission of Tenant, its employees, agents or invitees, Tenant shall not be entitled to any abatement of Monthly Base Rent or Additional Rent.
b.If restoration is not feasible in the reasonable judgment of Landlord's architect within the aforesaid twelve (12) month period, Landlord shall so notify Tenant, and Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof to the other party within sixty (60) days after notice of such determination is given by Landlord to Tenant, in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the Monthly Base Rent and Additional Rent will be apportioned as of the date of such damage or destruction. If neither party exercises its right of termination, the Premises shall be restored as provided above.

c.In case the Building is so severely damaged by fire or other casualty (although the Premises may not be affected) that Landlord shall decide in its sole discretion not to rebuild or reconstruct such Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord in a notice given no later than sixty (60) days after the date of such casualty.
14.    EMINENT DOMAIN.
a.    If all or a substantial part of the Premises should be taken for any public or quasi‑public use under governmental law, ordinance, or regulation, or by right of eminent domain (a "Taking"), then Landlord or Tenant shall have the right to terminate this Lease upon written notice to the other within thirty (30) days after notice of such Taking, in which event this Lease shall terminate, and the Annual Base Rent shall be apportioned, as of the date of such Taking. If a Taking of any part of the Building (exclusive of the Premises) shall occur and, in Landlord's reasonable judgment, such Taking would materially interfere with or impair Landlord's operation of the Building, then Landlord shall have the right to terminate this Lease upon written notice to Tenant within thirty (30) days after the date of such Taking, in which event this Lease shall terminate and Annual Base Rent shall be apportioned as of the date of termination. If a Taking of less than all of the Premises shall occur, and this Lease is not terminated as provided above, the Annual Base Rent payable hereunder during the unexpired Term shall be reduced based on the portion of the Premises taken. If a Taking of any part of the Building (exclusive of the Premises) shall occur, and this Lease is not terminated by Landlord as provided above, the Annual Base Rent payable hereunder during the unexpired Term shall be not reduced.
b.    In the event of any Taking, all sums awarded or agreed upon between Landlord and the condemning authority for the Taking, whether as damages or as compensation, will be the property of Landlord. Tenant shall have no right to participate in any Taking proceedings and shall make no claim for damages or other compensation in such proceedings; provided, however, Tenant may pursue a claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.
15.    SUBORDINATION AND ESTOPPEL CERTIFICATES.
a.    This Lease shall be subject and subordinate at all times to all ground or underlying leases which now exist or may hereafter be executed affecting the Building or any part thereof or the Land, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or any part thereof or the Land, or on or against Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effect such subordination. Upon request of Landlord, Tenant will execute any written instrument necessary to further confirm the subordination of Tenant's rights hereunder to any such underlying leases or liens. If, at any time, or from time to time during the Term, any mortgagee shall request that this Lease have priority over the lien of such mortgage, and if Landlord consents thereto, this Lease shall have priority over the lien of such mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and interest thereon, and Tenant shall, within ten (10) days after receipt of a request therefor from Landlord, execute, acknowledge and deliver any and all documents and instruments confirming the priority of this Lease. In any event, however, if this Lease shall have priority over the lien of a first mortgage, this Lease shall not become subject or subordinate to the lien of any subordinate mortgage, and Tenant shall not execute any subordination documents or instruments for any subordinate mortgagee, without the written consent of the first mortgagee.
b.    In the event of: (i) a transfer of Landlord's interest in the Building, (ii) the termination of any ground or underlying lease of the Building, or the Land, or both, or (iii) the purchase or other acquisition of the Building, or Landlord's interest therein in a foreclosure sale or by deed in lieu of foreclosure under any mortgage or deed of trust, or pursuant to a power of sale contained in any mortgage or deed of trust, then in any of such events Tenant shall, at the request of Landlord or

Landlord's successor in interest, attorn to and recognize the transferee or purchaser of Landlord's interest or the interest of the lessor under the terminated ground or underlying lease, as the case may be, as "Landlord" under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct lease between such person or entity, as "Landlord," and Tenant, as "Tenant," except that such lessor, transferee or purchaser shall not be liable for any act or omission of Landlord before such lease termination or before such person's succession to title, nor be subject to any offset, defense or counterclaim accruing before such lease termination or before such person's succession to title, nor be bound by any payment of Monthly Base Rent or Additional Rent before such lease termination or before such person's succession to title for more than one month in advance.
c.    Tenant agrees, at any time, and from time to time, upon not fewer than five (5) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing certifying that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the Term of this Lease has commenced and the full rental is now accruing hereunder; (iii) Tenant has accepted possession of the Premises and is presently occupying the same; (iv) all improvements required by the terms of this Lease to be made by Landlord have been completed and all tenant improvement allowances have been paid in full; (v) there are no offsets, counterclaims, abatements or defenses against or with respect to the payment of any rent or other charges due under this Lease; (vi) no rent under this Lease has been paid more than thirty (30) days in advance of its due date; (vii) to the best of the knowledge of Tenant, Landlord is not in default in the performance of any covenant, agreement, provision or condition contained in this Lease or, if so, specifying each such default of which Tenant may have knowledge; (viii) the address for notices to be sent to Tenant; (ix) the only security deposit, if any, tendered by Tenant is as set forth in this Lease, and such security deposit, if any, has been paid to Landlord; and (x) any other information reasonably requested by Landlord or any mortgagee or ground lessor of the Building and/or the Land it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of the Building or any part thereof, any mortgagee or prospective mortgagee thereof, any prospective assignee of any mortgage thereof, any ground lessor or prospective ground lessor of the Land and/or the Building, or any prospective assignee of any such ground lease. Tenant also agrees to execute and deliver from time to time such estoppel certificates as an institutional lender may reasonably require with respect to this Lease.
16.    DEFAULT AND REMEDIES.
a.    An "Event of Default" shall be deemed to have been committed by Tenant upon the occurrence of any of the following events: (i) the failure to pay when due any installment of Monthly Base Rent or Tenant's Pass-Through Costs; (ii) the failure to pay when due any Additional Rent (other than Tenant's Pass-Through Costs) or any other payment required by the terms and provisions hereof, which failure continues for five (5) days after notice from Landlord; or (iii) the conveyance, assignment, mortgage or sublet of this Lease, the Premises or any part thereof, or Tenant's interest therein, or attempt any of the foregoing, without the prior written consent of Landlord (except to the extent otherwise expressly permitted pursuant to this Lease); or (iv) the abandonment of the Premises for a period of thirty (30) consecutive calendar days; or (v) an Event of Bankruptcy (hereinafter defined), or (vi) the failure to maintain the insurance coverage required by Section 12, above, or (vii) the violation or failure to perform any of the other terms, conditions, covenants, or agreements herein made by Tenant and which violation or failure continues for thirty (30) calendar days after notice. Notwithstanding the foregoing cure periods, in the event that Tenant breaches any covenant set forth in this Lease on more than two (2) occasions in any twelve (12) consecutive month period, or on more than three (3) occasions in any twenty-four (24) consecutive month period, then any subsequent breach of such covenant during the Term of this Lease shall be deemed to be an immediate Event of Default. Upon an Event of Default, at Landlord’s option, this Lease shall terminate, without prejudice, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the later of: (1) the date of termination of this Lease or (2) the date Landlord recovers possession of the Premises, and without release of Tenant from any indemnification obligations to Landlord under this Lease, which indemnification obligations arose or accrued prior to the later of: (a) the date of termination of this Lease or (b) the date Landlord recovers possession of the Premises. The foregoing is not intended to, and shall not, limit Landlord in the exercise of any other remedy for such immediate Event of Default.

b.    In the event of any Event of Default by Tenant as defined in Section 16.a., Landlord may at any time thereafter, without notice and demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach do any of the following:
(i)    Landlord may terminate this Lease, by giving written notice of such termination to Tenant, whereupon this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Any other notice to quit or notice of Landlord's intention to re-enter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.
(ii)    With or without the termination of this Lease, Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including re-entry and possession, as may be applicable. If this Lease is terminated or Landlord recovers possession of the Premises before the expiration of the Term by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the Premises before the Lease Expiration Date without having paid the full rental for the remainder of such Term, Landlord shall have the option to take reasonable steps to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent during any period of vacancy or otherwise; the costs of removing and storing the property of Tenant or of any other occupant; all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including, without limitation, reasonable attorneys' fees and Late Charges as provided herein, and advertising, brokerage fees and expenses of placing the Premises in first class rentable condition. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the Premises as Landlord, in its sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid.
(iii)    Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of termination of this Lease, the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the Term (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time of reletting or the expiration of the Term. If Landlord elects to repossess the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all Rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of this Lease until the date of expiration of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period (after deducting expenses incurred by Landlord as provided in Section 16.b.(ii), above). In no event shall Tenant be entitled to any excess of any Rent obtained by reletting over and above the Rent herein reserved. Actions to collect amounts due from Tenant as provided in this Section 16.b.(iii) may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of this Lease term. Upon termination of this Lease or repossession of the Premises following a default hereunder, Landlord shall have no obligation to relet or attempt to relet the Premises or any portion thereof or to collect rental after reletting; and in the event of reletting Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose on such terms and at such rentals as Landlord in its exclusive judgment may determine.
c.    Notwithstanding the foregoing, if Landlord terminates this Lease pursuant to Section 16.b.(i), above, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default, an amount equal to the difference between (i) all Monthly Base Rent, Additional Rent and other sums which would be payable under this Lease from the date of such demand (or, if it is earlier, the date to which Tenant shall have satisfied in full its obligations under Section 16.b.(ii), above) for what would be the then unexpired Term in the absence of such termination, and (ii) the fair market rental value of the Premises over the same period (net of all expenses and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), with such differential discounted at the rate of five percent (5%) per annum. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid Rent or any other amounts accrued prior to termination of this Lease.
d.    Notwithstanding anything herein to the contrary, upon the occurrence of an Event of Default hereunder, Landlord, with or without terminating this Lease, may immediately reenter and take possession of the Premises and evict Tenant therefrom, without legal process of any kind, using such force as may be necessary, without being liable for or guilty of trespass, forcible entry or any other tort. Landlord's right to exercise such "self-help" remedy shall be in addition to, and not in limitation of, Landlord's other rights and remedies hereunder for a breach by Tenant of its obligations under this Lease.
e.    Tenant hereby expressly waives any and all rights of redemption granted by or under any present of future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. In addition, Tenant hereby expressly waives any and all rights to bring any action whatsoever against any tenant taking possession after Tenant has been dispossessed or evicted hereunder, or to make any such tenant or party to any action brought by Tenant against Landlord.
f.    Landlord and Tenant shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. In the event Landlord commences any summary proceeding for nonpayment of Rent or Additional Rent, or commences any other action or proceeding against Tenant in connection with this Lease, Tenant will interpose no counterclaim of whatever nature or description in any such proceeding.
g.    Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein.
h.    In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord or upon Rent due Landlord), but prior to any such action Tenant will give Landlord notice specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice in which to cure any such default; provided, however, that if such default cannot, by its nature, be cured within such period, Landlord shall not be deemed in default if Landlord shall within such period commence to cure such default and shall diligently prosecute the same to completion. Unless and until Landlord fails so to cure any default after notice, Tenant shall have no remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; all such obligations will be binding upon Landlord only during the period of its ownership of the Building and not thereafter; and no default or alleged default by Landlord shall relieve or delay performance by Tenant of its obligations to continue to pay Annual Base Rent and Additional Rent hereunder as and when the same shall be due.
17.    BANKRUPTCY.
a.    For purposes of this Lease, the following shall be deemed "Events of Bankruptcy": (i) if a receiver or custodian is appointed for any or all of Tenant's property or assets, or if there is instituted a foreclosure action on any of Tenant's property; or (ii) if Tenant files a voluntary petition under 11 U.S.C. Article 101, et seq., as amended (the "Bankruptcy Code"), or under the insolvency laws of any jurisdiction (the "Insolvency Laws"); or (iii) if there is filed an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is not dismissed within thirty (30) days of filing; or (iv) if Tenant makes or consents to an assignment of its assets, in whole or in part, for the benefit of creditors, or a common law composition of creditors; or (v) if Tenant generally is not paying its debts as its debts become due.
b.    Upon the occurrence of an Event of Bankruptcy, Landlord, at its option and sole discretion, may terminate this Lease by written notice to Tenant (subject, however, to applicable provisions of the Bankruptcy Code or Insolvency Laws during the pendency of any action thereunder). If this Lease is terminated under this Section 17, Tenant shall immediately surrender and vacate the Premises, waives all statutory or other notice to quit, and agrees that Landlord shall have all rights and remedies against Tenant provided in Section 16 in case of an Event of Default by Tenant.
c.    If Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (the "Bankruptcy Case"), Landlord's right to terminate this Lease under this Section 17 shall be subject to the applicable rights (if any) of the debtor-in-possession or the debtor's trustee in bankruptcy (collectively, the "Trustee") to assume or assign this Lease as then provided for in the Bankruptcy Code, however, the Trustee must give to Landlord, and Landlord must receive, proper written notice of the Trustee's assumption or rejection of this Lease, within sixty (60) days (or such other applicable period as is provided pursuant to the Bankruptcy Code, it being agreed that sixty (60) days is a reasonable period of time for election of an assumption or rejection of this Lease) after the commencement of the Bankruptcy Case; it being agreed that failure of the Trustee to give notice of such assumption hereof within said period shall conclusively and irrevocably constitute the Trustee's rejection of this Lease and waiver of any right of the Trustee to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless said Trustee (i) promptly and fully cures all defaults under this Lease, (ii) promptly and fully compensates Landlord and any third party (including other tenants) for all monetary damages incurred as a result of such default, and (iii) provides to Landlord "adequate assurance of future performance." Landlord and Tenant (which term may include the debtor or any permitted assignee of debtor) hereby agree in advance that "adequate assurance of performance" as used in this paragraph, shall mean that all of the following minimum criteria must be met: (1) the source of Monthly Base Rent, Additional Rent, and other consideration due under this Lease, and the financial condition and operating performance of Tenant, and its guarantor, if any, shall be similar to the financial condition and operating performance of Tenant as of the Commencement Date; (2) Trustee or Tenant must pay to Landlord all Monthly Base Rent and Additional Rent payable by Tenant hereunder in advance, (3) Trustee or Tenant must agree (by writing delivered to Landlord) that the use of the Premises shall be used only for the permitted use as stated in this Lease, and that any assumption or assignment of this Lease is subject to all of the provisions thereof and will not violate or affect the rights or agreements of any other tenants or occupants in the Building or of Landlord (including any mortgage or other financing agreement for the Building, (4) Trustee or Tenant must pay to Landlord at the time the next Monthly Base Rent is due under this Lease, in addition to such installment of Monthly Base Rent, an amount equal to the installments of Monthly Base Rent and Additional Rent due under this Lease for the next six (6) months of this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of Monthly Base Rent and Additional Rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant except to the extent the funds have been drawn and not replaced); and (5) Trustee or Tenant must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow account the amount necessary to restore such escrow account to the original level required by clause (4), above. The criteria stated above are not intended to be exhaustive or all-inclusive and Landlord may determine that the circumstances of Tenant or of this Lease require other or further assurances of future performance. In the event Tenant is unable to: (a) cure its defaults, (b) reimburse Landlord for its monetary damages, (c) pay the Monthly Base Rent and Additional Rent due under this Lease on time, or (d) meet that criteria and obligations imposed by (1) through (5), above, then Tenant hereby agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Section 17.b., above.

18.    PAYMENT OF TENANT'S OBLIGATIONS BY LANDLORD AND UNPAID RENT.
All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable grace period set forth in this Lease, Landlord may, without waiving or releasing Tenant from any of its obligations hereunder, make any such payment or perform any such other required act on Tenant's part. All sums so paid by Landlord, and all necessary incidental costs, together with interest thereon at the Default Rate from the date of such payment by Landlord, shall be payable by Tenant to Landlord as Additional Rent hereunder, on demand, and Tenant covenants and agrees to pay any such sums. Landlord shall have (in addition to any other right or remedy of Landlord hereunder or at law) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Additional Rent.
19.    VOLUNTARY SURRENDER.
The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the sole option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the sole option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies; provided however, that if Landlord elects to treat such termination as an assignment of any such sublease, Landlord shall have no obligation or liability to the subtenant thereunder for any claim, damage or injury which accrued prior to the date of surrender or mutual cancellation hereunder.
20.    ABANDONMENT OF PERSONAL PROPERTY.
Upon the expiration of the Term or earlier termination of this Lease, Tenant shall immediately remove Tenant's goods and effects and those of any other persons claiming through or under Tenant, or subtenancies assigned to it, and quit and deliver the Premises to Landlord peaceably and quietly. Goods and effects not removed by Tenant prior to the expiration of the term of this Lease (or within forty-eight (48) hours after any earlier termination of this Lease) shall be considered abandoned. Landlord may dispose of any such abandoned property as Landlord deems expedient (including without limitation public or private sale and/or storage in a public warehouse or elsewhere at the sole cost and expense of Tenant), and Landlord shall not be liable for trespass, conversion, negligence or in an other way liable in connection with the disposal of such property. Tenant shall promptly upon demand reimburse Landlord for any costs and expenses incurred by Landlord in connection with the disposal of abandoned property, including reasonable attorneys' fees.
21.    HOLD-OVER.
In the event that Tenant shall hold over after the expiration of the Term, Tenant shall be deemed a month-to-month tenant on all the terms and conditions of this Lease. Notwithstanding the foregoing, Tenant's right to hold over in the Premises on a month-to-month basis shall be subordinate to any Pre-Existing Rights of other tenants of the Building. As used herein, the term "Pre-Existing Rights" means rights under leases granted to tenants of the Building prior to the Effective Date and evidenced in a lease executed by such tenant prior to the Effective Date. In the event that a tenant of the Building exercises in writing a Pre-Existing Right to lease the Premises for a term commencing on a date (a "Takeover Date") following the Lease Expiration Date, then Landlord shall provide written notice of same to Tenant and Tenant shall surrender the Premises no later than the Takeover Date.
22.    PARKING.
a.    Tenant shall have the right to obtain, and pay for, contracts for parking spaces in the parking facility (the "Parking Facility") located in the Building at a rate of one and one-half (1.5) parking space for each 1,000 square feet of rentable area contained in the Premises. The parking contracts shall be for unassigned spaces for the benefit of Tenant’s employees and the monthly rate to be paid by

Tenant and its employees shall be the prevailing monthly parking rate charged from time to time by the Building's parking operator.
b.    Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the Parking Facility, and shall at all times abide by all rules and regulations promulgated by Landlord or the parking operator governing the use of the Parking Facility. It is understood and agreed that Landlord does not assume any responsibility for any damage or loss to any automobiles parked in the Parking Facility or to any personal property located therein, or for any injury sustained by any person in or about the Parking Facility.
23.    NOTICES.
All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered by hand, or by a nationally recognized delivery service providing a receipt evidencing such delivery, or by certified or registered mail return receipt requested, first-class, postage prepaid, to the notice addresses for Landlord and Tenant set forth in Section 1 of this Lease, unless notice of a change of address is given in writing pursuant to this Section 23. Notice shall be deemed to have been given upon receipt or at the time delivery is refused.
24.    BROKERS.
Landlord and Tenant recognize Jones Lang LaSalle, as Landlord’s agent (the "Broker"), as the sole broker with respect to this Lease. Landlord agrees to be responsible for the payment of any leasing commission owed to the Broker in accordance with the terms of a separate commission agreement entered into between Landlord and the Broker. Tenant represents and warrants to Landlord that, except for Broker, no broker has been employed or engaged in carrying on any negotiations relating to this Lease, and Tenant shall indemnify and hold harmless Landlord from any claim for a brokerage commission and any other claims, fees and expenses arising from or out of any breach of the foregoing representation and warranty. Landlord represents and warrants to Tenant that, except for Broker, no broker has been employed or engaged in carrying on any negotiations relating to this Lease, and Landlord shall indemnify and hold harmless Tenant from any claim for a brokerage commission and any other claims, fees and expenses arising from or out of any breach of the foregoing representation and warranty.
25.    ENVIRONMENTAL CONCERNS.
a.    Tenant, its agents, employees, contractors or invitees shall not (i) cause or permit any Hazardous Materials (hereinafter defined) to be brought upon, stored, used or disposed on, in or about the Premises and/or the Building, or (ii) knowingly permit the release, discharge, spill or emission of any Hazardous Material in or from the Premises.
b.    Tenant hereby agrees that it is and shall be fully responsible for all costs, expenses, damages or liabilities (including, but not limited to those incurred by Landlord and/or its mortgagee) which may occur from the use, storage, disposal, release, spill, discharge or emissions of Hazardous Materials by Tenant whether or not the same may be permitted by this Lease. Tenant shall defend, indemnify and hold harmless Landlord, its mortgagee and its agents from and against any claims, demands, administrative orders, judicial orders, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the use, storage, disposal, release, discharge, spill or emission of any Hazardous Material, or the violation of any Environmental Laws (hereinafter defined), by Tenant, its agents, employees, contractors or invitees. The provisions of this Section 25 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or in equity and shall survive the transactions contemplated herein or any termination of this Lease.
c.    As used in this Lease, the term "Hazardous Materials" shall include, without limitation:

(i)    those substances included within the definitions of "hazardous substances", "hazardous materials," toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.) ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), and the Hazardous Materials Transportation Act, and in the regulations promulgated pursuant to said laws, all as amended;
(ii)    those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and
(iii)    any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §1251 et seq. (33 U.S.C. §1321) or pursuant to 33 U.S.C. §1317; (E) flammables or explosives; or (F) radioactive materials.
d.    All federal, state or local laws, statutes, regulations, rules, ordinances, codes, standards, orders, licenses and permits of any governmental authority or issued or promulgated thereunder shall be referred to as the "Environmental Laws".
26.    RESERVED.
27.    RULES AND REGULATIONS.
Tenant shall at all times comply with the rules and regulations set forth in Exhibit D attached hereto and with any reasonable additions thereto and modifications thereof adopted from time to time by Landlord and of which Landlord has provided notice to Tenant. Each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant; provided, however to the extent any additional rules and regulations or modifications thereof conflict with the terms of this Lease, the terms of this Lease shall control.
28.    QUIET ENJOYMENT.
Landlord covenants that, if Tenant is not in default hereunder, Tenant shall at all times during the Term peaceably and quietly have, hold and enjoy the Premises without disturbance from Landlord, subject to the terms of this Lease and to the rights of the parties presently or hereinafter secured by any deed of trust or mortgage against the Building.
29.    USA PATRIOT ACT AND ANTI-TERRORISM LAWS.
a.    Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the "Anti-Terrorism Laws"), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the "USA Patriot Act").
b.    Tenant covenants with Landlord that neither Tenant nor any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (i) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (iv) a person or entity who commits, threatens or conspires to commit or support "terrorism" as defined in Section 3(d) of the Executive Order; (v) a person or entity that is named as a "specially designated national and blocked person" on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed in items (i) through (v), above.
30.    MISCELLANEOUS PROVISIONS.
a.Time is of the essence with respect to all of Landlord's and Tenant's obligations under this Lease.
b.The waiver by Landlord or Tenant of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any prior or subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any prior breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such prior breach at the time of acceptance of such rent.
c.In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party the fees of its attorneys in such action or proceeding in such amount as the court may judge to be reasonable for such attorneys' fees.
d.Except as expressly otherwise provided in this Lease, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto and to their heirs, successors, representatives, executors, administrators, transferees and assigns. The term "Landlord," as used herein, shall mean only the owner of the Building and the Land or of a lease of the Building and the Land, at the time in question, so that in the event of any transfer or transfers of title to the Building and the Land, or of Landlord's interest in a lease of the Building and the Land, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing before such transfer, and it shall be deemed, without further agreement, that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.
e.Notwithstanding any provision to the contrary herein, Tenant shall look solely to the estate and property of Landlord in and to the Land and the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Premises shall be limited to such estate and property of Landlord in and to the Land and the Building. No other properties or assets of Landlord (i.e., other than the estate and property of Landlord in and to the Building) and no property or assets of any member, partner, shareholder, officer or director of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Premises.
f.Landlord and Landlord's agents have made no representations or promises with respect to the Building, the Land or the Premises except as herein expressly set forth.
g.Landlord and Tenant shall each be excused from performing an obligation or undertaking provided for in this Lease so long as such performance is prevented or delayed, retarded or hindered by an Act of God, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain, requisition, laws, orders of government, or of civil, military or naval authorities, inability to obtain, or delays in obtaining, permits or other governmental approvals, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of said party (collectively, “Force Majeure”).
h.If any governmental entity or authority hereafter imposes a tax or assessment upon or against any of the rent or other charges payable by Tenant to Landlord hereunder (whether such tax takes the form of a lease tax, sales tax or other tax), Tenant shall be responsible for the timely payment thereof. Unless Landlord and Tenant otherwise agree in writing with respect to the payment thereof, Tenant shall pay the applicable tax to Landlord in monthly installments on the date upon which Tenant pays to Landlord the installments of Monthly Base Rent due under this Lease.
i.This Lease and the Exhibits hereto constitute the entire agreement between the parties, and supersedes any prior agreements or understandings between them. The provisions of this Lease may not be modified in any way except by written agreement signed by both parties.
j.This Lease shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia.
k.The submission of this Lease to Tenant, does not constitute an offer to lease the Premises. This Lease shall have no force and effect until it is executed and delivered by Tenant to Landlord and executed by Landlord.
l.This Lease may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Lease.
[The rest of this page intentionally left blank. Signatures appear on the following page.]

IN WITNESS WHEREOF, duly authorized representatives of Landlord and Tenant have executed this Deed of Office Lease under seal on the day and year first above written.
LANDLORD:

KBSIII 3003 WASHINGTON, LLC
a Delaware limited liability company

By:	/s/ Stephen J. Close
Name: Stephen J. Close
Title: SVP

TENANT:

KBS REALTY ADVISORS, LLC.,
a Delaware corporation

By:	/s/ Marc Deluca
Name: Marc Deluca
Title: Regional President

LIST OF EXHIBITS

EXHIBIT A:	Floor Plan of Premises
EXHIBIT B:	Work Agreement
EXHIBIT C:	Declaration of Commencement Date
EXHIBIT D:	Rules and Regulations

EXHIBIT A
FLOOR PLAN OF PREMISES
[Attach]

KEOLIS NORTH AMERICA
12,586 USF
15,407 RSF
(15,368 RSF + 39 RSF CORR. EXT)
KBS
4,055 USF
5,046 RSF
(4,950 RSF + 16 RSF + 80 RSF CORR. EXT)
VACANT
1,183 USF
1,469 RSF
(1,444 RSF+ 25
RSF CORR EXT)

3003 WASHINGTON BLVD, ARLINGTON, VA 22201

9TH FLOOR - KBS LEASE EXHIBIT

05/18/2015

KBS Realty Advisors

D/B/I

EXHIBIT B
WORK Agreement
Capitalized terms not otherwise defined in this Work Agreement shall have the meanings set forth in the Lease. In the event of any conflict between the terms hereof and the terms of the Lease, the terms hereof shall prevail for the purposes of design and construction of the Tenant Improvements.
A.    TENANT IMPROVEMENTS.
1.    Landlord Demising Work. On or before the Commencement Date, Landlord shall cause the Premises to be demised with a building standard glass suite entry and rear door.
2.    Tenant Improvements. Tenant, at its sole cost and expense but subject to the Improvement Allowance (hereinafter defined), shall furnish and install the improvements in the Premises set forth in the Tenant’s Plans (hereinafter defined) (the “Tenant Improvements”).
B.    PLANS AND SPECIFICATIONS.
1.    Space Planner. Tenant shall retain the services of an architectural firm approved by Landlord (the “Space Planner”), which approval shall not be unreasonably withheld, conditioned or delayed, to design the Tenant Improvements in the Premises and to prepare the Final Space Plan and the Contract Documents (each hereinafter defined). The Space Planner shall meet with Landlord and/or Landlord’s building manager from time to time to obtain information about the Building and to ensure that the Tenant Improvements will not interfere with or affect: (i) the exterior of the Building (including, without limitation, the roof and windows), (ii) the demising walls, columns, concrete slabs, foundations, and other structural elements of the Building, (iii) the restrooms and elevators of the Building; (iv) the common area corridors and elevator lobbies on any floor of the Building, and (v) the Building-standard mechanical, electrical, HVAC, plumbing and life-safety systems (collectively, the “Base Building Elements”). The Space Planner shall prepare all space plans, working drawings, and plans and specifications described in Paragraph B.3, below, in conformity with the plans for the Base Building Elements, and the Space Planner shall coordinate its plans and specifications with the Engineers (hereinafter defined) and Landlord. All fees of the Space Planner shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.
2.    Engineers. Tenant shall retain the services of mechanical, electrical, plumbing and structural engineers approved by Landlord (the “Engineers”), which approval shall not be unreasonably withheld, conditioned or delayed: (i) to design the type, number and location of all mechanical systems in the Premises, including, without limitation, the heating, ventilating and air conditioning system and the fire alarm system located therein, and to prepare all of the mechanical plans; (ii) to assist Tenant and the Space Planner in connection with the electrical design of the Premises, including the location and capacity of light fixtures, electrical receptacles and other electrical elements, and to prepare all of the electrical plans; (iii) to assist Tenant and the Space Planner in connection with plumbing-related systems in the Premises, and to prepare all of the plumbing plans; and (iv) to assist Tenant and the Space Planner in connection with the structural elements of the Space Planner’s design of the Premises, and to prepare all of the structural plans. All fees of the Engineers shall be borne solely by Tenant, subject to application of the Improvement Allowance as hereinafter provided.
3.    Time Schedule.
(i)    Tenant shall furnish to Landlord for its review and approval a proposed detailed space plan for the Tenant Improvements (the “Final Space Plan”) prepared by the Space Planner, in consultation with Landlord and the Engineers. The Final Space Plan shall contain the information and otherwise comply with the requirements therefor described in Schedule B-1 attached hereto (the “Space Plan Requirements”). Landlord’s approval of the Final Space Plan shall be granted or withheld in accordance with the Approval Standard (hereinafter defined). Landlord shall advise Tenant of Landlord’s approval or disapproval of the Final Space Plan within seven (7) business days after Tenant submits the Final Space Plan to Landlord. Tenant shall promptly revise the proposed Final Space Plan to meet Landlord’s objections, if any, and shall resubmit the Final Space Plan to Landlord for its review and approval, to be granted or withheld in accordance with the same timeframes and procedures applicable to Landlord’s original review of the Final Space Plan.
(ii)    After Landlord approves the Final Space Plan, Tenant shall furnish to Landlord for its review and approval, all architectural plans, working drawings and specifications (the “Contract Documents”) necessary and sufficient (a) for the construction of the Tenant Improvements; and (b) to enable Tenant or its Contractor (hereinafter defined) to obtain a building permit for the construction of the Tenant Improvements. The Contract Documents shall contain the information and otherwise comply with the requirements therefor described in Schedule B-2 attached hereto (the “Contract Documents Requirements”). Landlord’s approval of the Contract Documents shall be granted or withheld in accordance with the Approval Standard (hereinafter defined). Landlord shall advise Tenant of Landlord’s approval or disapproval of the Contract Documents, or any of them, within seven (7) business days after Tenant submits the Contract Documents to Landlord. Tenant shall promptly revise the Contract Documents to meet Landlord’s objections, and resubmit the Contract Documents to Landlord for its review and approval, to be granted or withheld in accordance with the same timeframes and procedures applicable to Landlord’s original review of the Contract Documents.
(iii)    The Final Space Plan and the Contract Documents are referred to collectively herein as the “Tenant’s Plans.” Landlord’s approval of the Tenant’s Plans, or any Change Orders thereto, shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have the right to withhold or condition its consent in its sole and absolute discretion, if: (a) the Tenant Improvements will not comply with all Legal Requirements or the Tenant’s Plans will not be sufficient to obtain a building permit; (b) the Tenant Improvements will require changes or upgrades to be made to portions of the Building other than the Premises; (c) the Final Space Plan does not satisfy the Space Plan Requirements, or the Contract Documents do not satisfy the Contract Documents Requirements; (d) the Tenant Improvements will or may affect the Base Building Elements, the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas; (e) the Tenant Improvements will increase maintenance, insurance or utility charges for operating the Building in excess of the standard requirements for Comparable Buildings; or (f) the Contract Documents are not sufficiently detailed to allow construction of the improvements in a good and workmanlike manner (the “Approval Standard”). Notwithstanding anything herein to the contrary, approval by Landlord of the Tenant’s Plans or any Change Orders thereto shall not constitute an assurance or representation by Landlord that: (I) the Tenant Improvements satisfy Legal Requirements or the Tenant’s Plans are sufficient to obtain a building permit for the undertaking of the Tenant Improvements in the Premises; or (II) will not affect the Base Building Elements. Tenant, not Landlord, shall bear full responsibility for ensuring that the Tenant Improvements and Tenant’s Plans comply with all Legal Requirements and the provisions of this Work Agreement.
4.    Change Orders. No Change Order shall be made without the prior written approval of Landlord, which approval shall be granted or withheld in accordance with the Approval Standard. As used herein, the term “Change Order” shall mean any change in the Tenant’s Plans or the work included within the Tenant Improvements, including, without limitation, changes which are requested by Tenant, changes which are necessitated by Legal Requirements, and changes which are required as a condition to the issuance of any necessary building permit. If Tenant determines that a Change Order is necessary or desirable, Tenant shall request Landlord’s approval of the Change Order in writing. If Landlord approves the Change Order, Tenant shall be solely responsible for all costs and expenses resulting therefrom (subject to the application of the Improvement Allowance), including, without limitation, costs or expenses relating to (i) any additional architectural or engineering services and related design expenses, (ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, or (iv) removal or alteration of work or plans completed or in process. Tenant shall be solely responsible for any delays resulting by reason of any Change Order, and shall not be entitled to any delay of the Commencement Date by reason thereof.

3

C.    COST OF TENANT IMPROVEMENTS/ALLOWANCES
1.    Construction Costs. All costs of design and construction of the Tenant Improvements, including, without limitation, the costs of all space planning, architectural and engineering work related thereto, all governmental and quasi-governmental approvals and permits required therefor, any costs incurred by Landlord because of changes to the Base Building Elements, all construction costs, contractors’ overhead and profit, insurance and other requirements, the Construction Supervision Fee (hereinafter defined), the Construction Management Fee (hereinafter defined), costs associated with any Change Orders, and all other costs and expenses incurred in connection with the Tenant Improvements (collectively, “Construction Costs”), shall be paid by Tenant, subject, however, to the application of the portions of the Improvement Allowance then-remaining from time to time (the “Available Allowance”) as set forth in Section C.2., below.
2.    Improvement Allowance.
(i)    Provided Tenant is not in default of the Lease, Landlord agrees to provide to Tenant an allowance (the “Improvement Allowance”) in an amount up to EIGHTY AND 00/100 DOLLARS ($80.00) per rentable square foot of the Premises to be applied solely to the Construction Costs, and, to the limited extent provided herein, to FF&E Costs (hereinafter defined).
(ii)    Construction Costs shall be disbursed by Landlord from the Available Allowance, as and when such costs are actually incurred by Tenant. Tenant shall submit to Landlord, from time to time, but not more often than once per calendar month, requests for direct payments to third parties, or for reimbursement to Tenant, for Construction Costs incurred by Tenant out of the Available Allowance, which requests shall be accompanied by (a) paid receipts or unpaid invoices substantiating the costs for which payment is requested; (b) a signed statement from Tenant and the Space Planner certifying that the costs were actually incurred for the stated amount; (c) lien waivers from all parties supplying services or materials for which payment is sought, which lien waivers may be conditioned only upon payment of the requested amounts; and (d) such other information as Landlord reasonably requires. Provided Tenant delivers to Landlord an approved draw request, prepared as set forth above, Landlord shall pay the costs covered by such payment request within thirty (30) days following receipt thereof. In no event shall Landlord be obligated to make more than one (1) such payment in any calendar month.
(iii)    Following the substantial completion of the Tenant Improvements and the payment in full of all Construction Costs, Tenant shall also be entitled to draw upon the Available Allowance, to reimburse Tenant for the actual, documented, third-party costs of Tenant’s furniture, fixtures, equipment and telecommunications cabling and wiring to be installed in the Premises and Tenant’s moving expenses (excluding legal fees) (collectively, “FF&E Costs”). Tenant shall submit to Landlord a single request for reimbursement of FF&E Costs incurred by Tenant out of the Available Allowance, together with (a) documentation reasonably satisfactory to Landlord evidencing that the Tenant Improvements are substantially complete and that all Construction Costs have been paid, (b) appropriate paid receipts for the total amount of the FF&E Costs requested by Tenant, and (c) final unconditional lien waivers, in a form satisfactory to Landlord, from each supplier providing the new furniture and equipment (but only if and to the extent that such lien waivers are necessary, in the reasonable judgment of Landlord, to protect Landlord from and against liens imposed by such suppliers). Notwithstanding anything to the contrary contained herein, in no event shall the amount of the Improvement Allowance applied to FF&E Costs exceed the sum of TEN AND 00/100 DOLLARS ($10.00) per rentable square foot of the Premises.
3.    Costs Exceeding Available Allowance. All Construction Costs in excess of the Improvement Allowance shall be paid solely by Tenant on or before the date such costs are due and payable, and Tenant agrees to indemnify Landlord from and against any such Construction Costs. All amounts payable by Tenant pursuant to this Work Agreement shall be deemed to be Additional Rent for purposes of the Lease. Tenant shall pay to Landlord, within five (5) days after Landlord’s invoice therefor, a sum equal to the amount by which all then-unpaid Construction Costs (whether or not yet accrued by Tenant) are reasonably estimated by Landlord to exceed the then-Available Allowance, which amount

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shall be held by Landlord to pay for such excess Construction Costs and shall be disbursed by Landlord in accordance with the same terms, conditions and procedures applicable to the Available Allowance. Tenant’s failure to timely pay such amounts shall constitute Tenant Delays and shall entitle Landlord to order Tenant and the Contractor to immediately cease work on the Tenant Improvements without liability to Tenant or the Contractor.
4.    Test Fit Allowance. In addition to the Improvement Allowance, Landlord shall provide Tenant with an allowance (the “Test Fit Allowance”) in the amount of Six Hundred and 00/100 Dollars ($600.00) ($0.12 per rentable square foot of the Premises) to be applied towards any architectural expenses incurred by Tenant in connection with the preparation of the preliminary test fit plan of the Premises. Any costs and expenses relating to the preparation of the preliminary test fit plan which exceed the Test Fit Allowance shall be payable by Tenant, subject to application of the Improvement Allowance. Landlord shall reimburse Tenant for the cost of the preliminary test fit plan, up to the amount of the Test Fit Allowance, within thirty (30) days after Landlord’s receipt of a receipt or paid invoice evidencing Tenant’s payment of such cost. Landlord shall retain any portion of the Test Fit Allowance not expended by Tenant prior to the Commencement Date.
5.    Construction Supervision Fee. Tenant shall pay an administrative fee (the “Construction Supervision Fee”) to compensate Landlord for the review of plans and supervision of the Tenant Improvements in an amount equal to one percent (1%) of the Hard Construction Costs (hereinafter defined).  Such administrative fee shall be deducted by Landlord from any Available Allowance.  As used herein, the term “Hard Construction Costs” means all Construction Costs excluding insurance, architectural, engineering and design services.
D.    CONSTRUCTION
1.    General Contractor. Tenant shall retain a general contractor licensed in the Commonwealth of Virginia and approved by Landlord to undertake construction of the Tenant Improvements (the “Contractor”). Landlord shall not unreasonably withhold, condition, or delay its approval of the Contractor. The Contractor shall be responsible for obtaining, at Tenant’s cost but subject to the Improvement Allowance, all permits and approvals required for the construction of the Tenant Improvements.
2.    Construction By The Contractor. In undertaking the Tenant Improvements, Tenant and the Contractor shall strictly comply with the following conditions:
(i)    No work involving or affecting the Base Building Elements shall be performed without the prior written approval of Landlord in its sole discretion, whether pursuant to its approval of Tenant’s Plans or otherwise, and the supervision of Landlord’s building engineer.
(ii)    All Tenant Improvement work shall be performed in strict conformity with (a) the final approved Tenant’s Plans; (b) all Legal Requirements; (c) valid building permits and other authorizations from appropriate governmental agencies; and (d) Landlord’s construction policies, rules and regulations attached hereto as Schedule B-3, as the same may be reasonably modified by Landlord from time to time (“Construction Rules”). Prior to the commencement of work on the Tenant Improvements, Tenant shall cause the Contractor to sign a copy of the Construction Rules and deliver same to Landlord to acknowledge Contractor’s receipt of the Construction Rules and Contractor’s agreement to comply, and to cause its subcontractors to comply, with the Construction Rules. Any work not acceptable to the appropriate governmental agencies or not reasonably satisfactory to Landlord shall be promptly replaced at Tenant’s sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor.
(iii)    Tenant shall ensure that Contractor and each subcontractor obtains and maintains commercial general liability, business automobile liability, umbrella/excess liability, worker’s compensation and employers liability coverages in accordance with Section 11 of the Lease.

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(iv)    All Tenant Improvements shall be performed and completed in a good and workmanlike manner and in accordance with good industry practice. All materials used in the performance of the Tenant Improvements and in the fixturing of the Premises shall be new and of good quality.
3.    Permits and Licenses; Delays. Tenant shall be solely responsible for procuring all permits and licenses necessary to undertake the Tenant Improvements and, upon completion of the Tenant Improvements, to occupy the Premises.
4.    Inspection. Landlord shall have the right, but not the obligation, to enter the Premises at all times during Tenant’s prosecution of construction of the Tenant Improvements to inspect the Tenant Improvements.
5.    Substantial Completion. The Tenant Improvements will be deemed to be “substantially complete” upon the later of: (i) the date on which the Tenant Improvements are substantially completed in accordance with the Tenant’s Plans, except for punch list items and minor details of construction which do not materially impair the use of the Premises for general office use, or (ii) the date on which the appropriate governmental authority having jurisdiction over the Building and Premises issues a Certificate of Occupancy or similar certificate or permit with respect to the Premises.
E.    REMOVAL OF TENANT IMPROVEMENTS. All items of the Tenant Improvements, whether or not the cost is covered by the Improvement Allowance, shall become the property of Landlord upon the expiration of the Term (or any earlier termination of the Lease) and shall remain in the Premises at all times during the Term. Notwithstanding the foregoing to the contrary, Landlord shall have the right to require Tenant to remove at the expiration of the Term (or any earlier termination of the Lease) any items of Tenant Improvements designated by Landlord to be removed by Tenant at the time Landlord approves the Tenant’s Plans. Tenant shall repair and restore any damage to the Premises and/or Building caused by the removal of any items of the Tenant Improvements.
F.    EARLY ACCESS. Landlord shall, subject to compliance with Legal Requirements and the terms and conditions set forth in this Paragraph F, grant to Tenant and certain other Tenant Parties a license for Tenant and certain other Tenant Parties to have access to the Premises prior to the Commencement Date. Such access shall be for the purpose of constructing the Tenant Improvements and allowing Tenant to install in the Premises Tenant's furniture, fixtures and voice and data equipment and cabling as may be necessary to make the Premises ready for Tenant's use and occupancy (the "tenant's Pre-Occupancy Work"). Tenant shall deliver to Landlord Tenant's written request for early access not less than five (5) business days prior to the date on which such access shall commence and such notice shall be accompanied by each of the following items: (i) the names and addresses of all Tenant Parties who will be entering the Premises on behalf of Tenant to perform Tenant's Pre-Occupancy Work; and (ii) certificates of insurance evidencing the coverages required to be maintained by Tenant Parties pursuant to Section 12 of the Lease. Any and all access to the Premises and the performance of the Tenant's Pre-Occupancy Work shall be subject to scheduling by Landlord, in Landlord's sole but reasonable discretion. Any entry into and/or occupancy of the Premises by any tenant Party prior to the Commencement Date shall be subject to all of the terms, covenants, conditions and provisions of the Lease, including, without limitation, the provisions of Sections 11 of the Lease, and excluding only the covenant to pay Base Rent (which shall not commence until the Commencement Date).

Schedule B-1	Space Plan Requirements

Schedule B-2	Contract Documents Requirements

Schedule B-3	Construction Rules

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SCHEDULE B-1
SPACE PLAN REQUIREMENTS
Floor plans, together with related information for mechanical, electrical and plumbing design work, showing partition arrangement and reflected ceiling plans (three [3] reproducible sets), including, without limitation, the following information:
(a)    identify the location of conference rooms and density of occupancy;
(b)    identify the density of occupancy for all rooms;
(c)    identify the location of any food service areas or vending equipment rooms;
(d)    identify areas, if any, requiring twenty-four (24) hour air conditioning;

(e)	indicate those partitions that are to extend from floor to underside of structural slab above or require special acoustical treatment;

(f)	identify the location of rooms for, and layout of, telephone equipment other than building core telephone closet;

(g)	identify the locations and types of plumbing required for toilets (other than core facilities), sinks, drinking fountains, etc.;

(h)	indicate light switches in offices, conference rooms and all other rooms in the Premises;

(i)
indicate the layouts for specially installed equipment, including computer and duplicating equipment, the size and capacity of mechanical and electrical services required and heat rejection of the equipment;

(j)
indicate the dimensioned location of: (i) electrical receptacles (one hundred twenty (120) volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (ii) electrical receptacles for use in the operation of Tenant’s business equipment which requires two hundred eight (208) volts or separate electrical circuits, (iii) electronic calculating and CRT systems, etc., and (iv) special audio-visual requirements;

(k)	indicate proposed layout of sprinkler and other life safety and fire protection equipment, including any special equipment and raised flooring;

(l)	indicate the swing of each door;

(m)	indicate a schedule for doors and frames, complete with hardware, if applicable; and

(n)	indicate any special file systems to be installed.

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SCHEDULE B-2
CONTRACT DOCUMENTS REQUIREMENTS
Final architectural detail and working drawings, finish schedules and related plans (three [3] reproducible sets) including, without limitation, the following information and/or meeting the following conditions:

(a)	materials, colors and designs of wall coverings, floor coverings and window coverings and finishes;

(b)	paintings and decorative treatment required to complete all construction;

(c)
complete, finished, detailed mechanical, electrical, plumbing and structural plans and specifications for the Tenant Improvements, including, but not limited to, the fire and life safety systems and all work necessary to connect any special or non-standard facilities to the Building’s base mechanical systems;

(d)	all final drawings and blueprints must be drawn to a scale of one-eighth inch (1/8”) to one foot (1’).

SCHEDULE B-3
CONSTRUCTION RULES AND REGULATIONS
BUILDING STANDARD CONFORMANCE - The Contractor must be certain that all ceiling tiles, venetian blinds, and door hardware conform to the building standards. Door locks should be keyed to the building master and to the floor master. The Building Manager should be consulted before ordering these items.
PROTECTION OF NON-CONSTRUCTION AREAS - The Contractor shall protect all walls, floors, carpet, furniture and fixtures and shall repair or replace damaged property without cost to the Owner. Masonite (or plywood) must be placed as a walkway on the public corridors from freight elevator to the construction site and to the common area restrooms to protect the carpet from drywall dust, etc. Common area carpet protection is to be removed daily and the carpet vacuumed daily.
DUSTY WORK – Contractor shall notify the Building Engineer prior to commencement of very dusty work such as sheet rock cutting, sanding, extensive broom cleaning, etc. so that additional filtering capacity can be arranged for the affected HVAC equipment. Failure to notify the Building Engineer will result in the Contractor absorbing the costs to return the equipment to its proper condition. In buildings with a ceiling plenum return air system, all lights shall be covered during high dust construction.
RESTROOMS – Only restrooms designated by the Building Manager or engineer may be used. Restroom sinks may not by used to clean tools, paintbrushes, etc. Access to slop sinks should be coordinated with the Building Manager. All paints, varnishes, thinners, etc., should be disposed of properly.
LOADING DOCK – Contractor must use the loading dock for the delivery of all construction materials to and removal of debris from the building. Use of the loading dock must be scheduled with the Building Manager in advance and materials must be transported to and from the service corridor (if applicable). All materials unloaded at the dock will be moved to area of use immediately and shall not impact use of this facility in any way.
TRASH & DEBRIS - Contractors will remove their trash and debris daily or as often as necessary to maintain cleanliness in the building. Contractors will coordinate dumpster size, placements and timing with the Building Manager. The building trash containers are not to be used for construction debris. Contractors shall be responsible for daily removal of waste foods, milk and soft drink containers, etc., to trash room. Failure to properly clean up debris will necessitate a cleaning charge of $250.00/day to Contractor.
WORK SCHEDULES - The Building Manager will be notified of all work schedules for all workmen on the job and will be given 48 hours notice, in writing, of names of those who may be working in the building before or after standard building operating hours as set forth in the Lease Agreement. Building Manager shall be provided with names and phone numbers of subcontractors.
ELEVATORS – Elevators shall not be used for moving materials during the hours of 8:00 a.m. to 9:30 a.m., 11:30 a.m. to 1:00 p.m., and 4:30 p.m. to 6:00 p.m. The designated freight elevator is the only elevator to be used for moving materials and construction personnel and shall be properly protected with temporary plywood, wall protection or elevator pads. Use of the elevator is to be scheduled with the Building Manager. The freight elevator is to be locked on independent service for the hauling of materials. Do not hold doors open by propping or wedging materials in their tracks. This can cause serious damage. The elevator must be cleaned after each use, including vacuuming the carpet, cleaning of any debris in the door track, and wiping down of the door and interior panels.
MECHANICAL, ELECTRICAL, PLUMBING – Prior to and upon completion of work to be performed on mechanical, electrical or plumbing systems, the Building Manager or Building Engineer must be notified. If any mechanical, electrical or plumbing devices are already turned off when you go to turn them off, find out why – it may be turned on while you are working. Permission to enter other tenant spaces must be arranged through the Building Manager.

CUTTING, CORE DRILLING, X-RAYS - Before any cutting, drilling, core boring or other structural work is performed, the Contractor shall obtain the Building Manager’s written permission and verify the locations of the building’s utility lines so as not to damage them. Prior to any core boring, x-ray of floor area to identify location of post tension cables shall be required.
UTILITIES - No utilities (electric, water, gas or oil) or services to tenants are to be cut off or interrupted without first having requested and secured, in writing, the permission of the Building Manager. All electrical or plumbing tie-ins or shutdowns will be scheduled in advance, with a minimum of one day’s notice, with the building management.
BASE BUILDING TIE-INS – The Building Manager must receive 48 hours notice for all tie-ins to the buildings plumbing, electrical or sprinkler systems. In the event Contractor’s work requires a shutdown of these systems or fire alarm tie-in, the Building Manager reserves the right to set specific after-hours times when such work may be performed, require that the Building Engineer be present, and charge the Contractor for overtime cost for engineer time. Prior to connection to the Base Building condenser water or chilled water system, Contractor must perform a hydrostatic pressure test and a thorough cleaning and flushing of the Tenant’s water lines and mechanical unit. A member of the Building Manager’s engineering staff will review the results of such testing and cleaning.
OPERATING HOURS - No work is to be performed during standard building operating hours that will disturb or inconvenience other occupants of the building without the written permission of the Owner’s agent (including work creating noise or odor). All work involving drilling or boring of concrete will only be allowed prior to 7:00 a.m. and after 7:00 p.m. Monday through Friday, and prior to 7:00 a.m. and after 1:00 p.m. on Saturday unless otherwise approved in advance. X‑ray work will require special scheduling.
TEMPORARY KEYS - Whenever it is deemed necessary by the Building Manager to temporarily issue any key to the Contractor, the Contractor will be responsible for controlling possession and use of it until returned daily to the issuing party.
SECURITY - Contractor will be responsible for re-locking any areas made available for necessary access whenever that area(s) is unattended, and also when work or work hours are completed. Contractors are responsible for the security of their own job site at all times. Should the Contractor need to work on an overtime basis in an area that is open to the building and unsecured, the Contractor shall provide security through the landlord’s security agent and shall reimburse the landlord for such time that is utilized during the overtime period. If double shifts are performed and such shifts go beyond the normal working hours of the security personnel, then the Contractor shall also make arrangements with the Building Manager to provide security during these hours and shall reimburse the managing agent for this time. All costs of the provision of security personnel will be borne by the Contractor. It is recommended that electronic security in the suite under construction be deactivated during construction. Activation of the electronic security system for the suite should be scheduled well in advance to ensure completion by the time of tenant occupancy.
SAFETY - Contractor shall be aware of all life safety issues and shall provide a list of emergency contacts in the event that a representative of the Contractor’s organization must be contacted after hours. In addition to this contact list, Contractors shall provide fire extinguishers at a ratio of one (1) for each 1,000 square feet of construction area and such fire extinguishers shall be mounted in a visible area marked properly. Contractors shall comply with all OSHA regulations as well as all federal, state and city or county codes relating to workers’ safety. The Contractor shall review the job site and the job organization for total compliance to these rules and regulations on a weekly basis and provide a report to the Owner that such review has been performed and any infractions that were observed during this review. The Contractor shall provide MSDS sheets to the Building Manager for all Volatile Organic Compounds prior to use on the premises. The use of such compounds is restricted to non-business hours.
LIFE SAFETY DEVICES - Contractor, under no circumstances, will be allowed to disconnect, tamper with, delete, obstruct, relocate or add any life safety, fire detection, notification, suppression unit or devices except as indicated on the drawings approved by the Fire Department Authority having jurisdiction. In the event contractor’s work requires electrical, plumbing or sprinkler system shutdown or fire alarm tie-in, building management reserves the right to prohibit such during building hours. Arrangements must be made with the Building Manager as to the hours when such work can be performed, to have an engineer present, and to pay the cost, if any, for such engineering time. In taking over an area, the Contractor shall maintain, repair, or improve as necessary all safety requirements for that area. Contractor will be charged $1,000 plus associated building management costs for each incident in which a life safety device on the job site is left in a disabled condition.
ACCIDENTAL ALARM - Contractor shall take all necessary precautions to prevent accidental alarm of automatic fire system devices (smoke and/or heat detectors), etc. Smoke detectors in areas under construction must be “bagged” during construction hours and unbagged at the end of the day. Before any unit or device is temporarily incapacitated, the Building Engineer shall be advised to allow notification of the Fire Department and then the device shall be red-tagged “Out of Service.” Every effort must be made to reactivate “Out of Service” devices as soon as possible. Therefore any contractor who sets off a building fire or security alarm will be assessed at $1,000 plus associated building management costs per incident.
POSTING OF RULES AND REGULATIONS - A copy of these rules and regulations, acknowledged and accepted by the Contractor, must be posted on the job site in a manner allowing easy access by all workers. It is the Contractor’s responsibility to instruct all workers, including subcontractors, to familiarize themselves with these rules.
SIGNAGE - Contractor or subcontractor signage may not be displayed in the building common areas or any of the window glass.
HOUSEKEEPING - Daily cleaning is to be performed in the work area before leaving the premises including but not limited to the clean up of (vacuuming of) floor covering, exposed surfaces, janitors’ closet and any other affected areas. Workmen are to use only restroom facilities designated by building management and will maintain the single restroom in an acceptable fashion. Materials and/or supplies, which must remain on the premises overnight, are to be consolidated daily and stored in a location out of Tenant view if possible. If building staff designates a better location for storage than originally chosen, the contractor is to have materials relocated. In preparation for substantial completion inspection or occupancy, the Contractor shall perform a final cleaning of Contractor’s Work, including any adjacent areas that have been soiled by such work.
PARKING – On-site parking is available.
FREIGHT ELEVATORS - All construction materials/tools are to be transported on the freight elevator only. The freight elevator may not be used from 8:00 a.m. - 9:30 a.m., 11:30 a.m. to 1:00 p.m., and 4:30 p.m. to 6:00 p.m. Any deliveries requiring more than one trip will have to be scheduled in advance through building management. Under no circumstances are the passenger elevators to be used. Use of freight elevators must be coordinated with the Building Manager throughout the duration of the project.
SUPERVISION - There will be a person of authority (supervisor) on the job at all times who will always be accessible to building management.
RADIOS - No radios shall be played in common areas (including hallways, restrooms, and stairwells). Radios may only be played in enclosed office space at a low volume. Any complaints by tenants will result in revocation of the privilege.
CONDUCT - While workmen are in the building, they will conduct themselves in a quiet and efficient manner and demonstrate courtesy to Tenants and staff. Proper attire must be worn at all times including shoes and shirts; no cutoff shirts or ragged clothes will be permitted at any time. Workmen are not to congregate in any public area for lunch or for reasons other than work. Noon break is to be taken away from access and egress areas of the building. All lunch trash is to be properly disposed of by the workmen. The Contractor shall be responsible for the actions of his employees on site as well as those of his subcontractors, agents and visitors.

SMOKING - Smoking is not permitted inside any area of the building. The workmen will take care to properly extinguish and place used smoking materials in the ashtrays outside of the building.
ACCESS - Wherever possible, no vendors or materials are to block loading dock or elevator access on any floor or to block restrooms, stairwells or suite access. Work materials may not obstruct access way for Tenants. Building materials may not be brought into the building through the lobbies or stored in the lobbies or corridors at any time.
CABLING - Abandoned telephone or data cabling shall be removed from the ceiling and any new communication cabling separately supported from the slab above (not hanging from ceiling supports).
OUTLETS - Electrical outlets being abandoned shall have the BX removed to junction box or the panel.
Any significant breach of guidelines by a Contractor that adversely affects a tenant, or embarrasses the Owner’s Agents, will not be tolerated and will be cause for dismissal from the Project. The Contractor may also be expelled from the building for repeated disregard for the aforementioned instructions.
CONTRACTOR ACKNOWLEDGEMENT:
Contractor has received a copy of the above-described Construction Rules and acknowledges its agreement to abide by the same. Contractor shall be responsible for ensuring that all of Contractor’s sub-contractors also abide by such Construction Rules.
SIGNED:
DATE:

EXHIBIT C

DECLARATION OF COMMENCEMENT DATE
This Declaration of Commencement Date is made as of ___________________, 2015, by KBSIII 3003 WASHINGTON, LLC, a Delaware limited liability company ("Landlord"), and KBS REALTY ADVISORS, INC., a Delaware corporation ("Tenant"), who agree as follows:

1.Landlord and Tenant entered into a Deed of Office Lease dated _______________, 2015, in which Landlord leased to Tenant and Tenant leased from Landlord certain Premises described therein in the office building located at 3003 Washington Boulevard, Arlington, VA 22201 (the "Building"). All capitalized terms herein are as defined in the Lease.
2.Pursuant to the Lease, Landlord and Tenant agreed to and do hereby confirm the following matters:

a.	the Commencement Date is ________________________;

b.	the Lease Expiration Date is ________________________;

c.	the number of rentable square feet of the Premises is ______________; and

d.	Tenant's Pro Rata Share is ____________%.
3.Tenant confirms that:

a.	it has accepted possession of the Premises as provided in the Lease;

b.	Landlord is not required to perform any work or furnish any improvements to the Premises under the Lease;

c.	Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

d.	the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: __________________________________; and

e.	there are no set-offs or credits against Rent, and no security deposit or prepaid Rent has been paid except as provided by the Lease.
4.The provisions of this Declaration of Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of this Lease.
[The rest of this page intentionally left blank. Signatures appear on the following page.]

LANDLORD:
KBSIII 3003 WASHINGTON, LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:
KBS REALTY ADVISORS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT D

RULES & REGULATIONS

1.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

2.
No cooking (except for hot-plate and microwave cooking by Tenants' employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

3.
No inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

4.	Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

5.
There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

6.
Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

7.
Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

8.
Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

9.
Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

10.	All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

11.
No locks shall be placed upon doors to or within the Premises other than those locks approved by Landlord. Tenant shall provide Landlord a key to all locks. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress.

12.
Landlord reserves the right to shut down the air conditioning, electrical systems, heating, plumbing and/or elevators when necessary by reason of accident or emergency, or for repair, alterations, replacements or improvement.

13.
No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

14.
Landlord reserves the right to exclude from the Building on weekdays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on weekends and legal holidays, all persons who do not present a pass to the Building signed by Landlord; provided, however, that reasonable access for Tenant's employees and customers shall be accorded. Landlord will furnish passes to persons for whom Tenant requires same in writing. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

15.	Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building's air conditioning and ventilation systems.

16.
Tenant will replace all broken or cracked plate glass windows and doors at its own expense, with glass of like kind and quality, provided that such windows and doors are not broken or cracked by Landlord, its employees, agents or contractors.

17.
In the event it becomes necessary for Landlord to gain access to the underfloor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the underfloor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

18.
Violation of these rules, or any amendments thereof or additions thereto, may be considered a default of Tenant's lease and shall be sufficient cause for termination of this Lease at the option of Landlord.